                                                                     EXHIBIT 2.1








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                           RECAPITALIZATION AGREEMENT

                                  BY AND AMONG

                       PENTAGON TECHNOLOGIES GROUP, INC.,

                      MPW INDUSTRIAL SERVICES GROUP, INC.,

                         MPW MANAGEMENT SERVICES CORP.,

                           PENTAGON MERGER SUB, INC.,

                 BAIRD CAPITAL PARTNERS III LIMITED PARTNERSHIP,

                 BCP III SPECIAL AFFILIATES LIMITED PARTNERSHIP

                                       AND

                   BCP III AFFILIATES FUND LIMITED PARTNERSHIP


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                                 April 25, 2000

                                TABLE OF CONTENTS

                                                                                                               Page

                  Section 1.        Recapitalization Transactions.................................................1
                           1A.      The Merger....................................................................1
                           1B.      Redemption Transaction........................................................7
                           1C.      Related Transactions..........................................................7
                           1D.      Closing.......................................................................7
                           1E.      Adjustments...................................................................8
                           1F.      Additional Investment Transaction............................................10

                  Section 2.        Conditions of the Purchasers' Obligations at the Closing.....................11
                           2A.      Representations and Warranties; Covenants....................................11
                           2B.      Shareholders Agreement.......................................................11
                           2C.      Registration Agreement.......................................................11
                           2D.      Transition Services Agreement................................................11
                           2E.      Employment Agreements........................................................11
                           2F.      Management Equity Plan; Management Equity Agreements;
                                    Executive Stock Purchase Agreement...........................................12
                           2G.      Deferred Compensation Agreement..............................................12
                           2H.      Opinion of the Company's and the Seller's Counsel............................12
                           2I.      Litigation...................................................................12
                           2J.      Filings......................................................................12
                           2K.      Third Party Consents and Approvals...........................................12
                           2L.      Governmental Consents and Approvals..........................................13
                           2M.      Material Adverse Change......................................................13
                           2N.      Indebtedness.................................................................13
                           2O.      Shareholder Approval and Dissenting Shares...................................13
                           2P.      Settlement of ACS Claims.....................................................13
                           2Q.      Expenses.....................................................................13
                           2R.      Proceedings..................................................................13
                           2S.      Closing Documents............................................................13
                           2T.      Compliance with Applicable Laws..............................................14
                           2U.      Financing Arrangements.......................................................14
                           2V.      Bank One Release.............................................................15
                           2W.      Waiver.......................................................................15

                  Section 3.        Conditions of the Obligations of the Company and the
                                    Seller at the Closing........................................................15
                           3A.      Representations and Warranties; Covenants....................................15
                           3B.      Shareholders Agreement.......................................................15
                           3C.      Registration Agreement.......................................................15
                           3D.      Redemption Transaction; Related Transactions.................................15
                           3E.      Litigation...................................................................15

                           3F.      Filings......................................................................15
                           3G.      Third Party Consents and Approvals...........................................16
                           3H.      Governmental Consents and Approvals..........................................16
                           3I.      Closing Certificate..........................................................16
                           3J.      Compliance with Applicable Laws..............................................16
                           3K.      Opinion of the Purchasers' Counsel...........................................16
                           3L.      Waiver.......................................................................16

                  Section 4.        Pre-Closing Covenants and Agreements.........................................16
                           4A.      General......................................................................16
                           4B.      Third Party Notices and Consents.............................................16
                           4C.      Governmental Notices and Consents............................................17
                           4D.      Maintenance of Business......................................................17
                           4E.      Operation of Business........................................................17
                           4F.      Full Access..................................................................18
                           4G.      Compliance with Agreements and Laws..........................................19
                           4H.      Payment of Obligations.......................................................19
                           4I.      Notice of Material Developments..............................................19
                           4J.      Exclusivity..................................................................19
                           4K.      Tax Matters..................................................................20
                           4L.      Actions with Respect to Shares of the Company................................20
                           4M.      Required Pre-Closing Capital Expenditures....................................20

                  Section 5.        Representations and Warranties of the Company and the
                                    Seller.......................................................................20
                           5A.      Organization.................................................................20
                           5B.      Authorization. ..............................................................21
                           5C.      Capital Stock and Related Matters............................................21
                           5D.      Noncontravention.............................................................21
                           5E.      Brokerage....................................................................22
                           5F.      Subsidiaries; Investments....................................................22
                           5G.      Financial Statements.........................................................23
                           5H.      Absence of Undisclosed Liabilities...........................................23
                           5I.      Compliance with Laws; Permits; Certain Operations............................23
                           5J.      Assets.......................................................................24
                           5K.      Real Property................................................................24
                           5L.      Litigation, etc. ............................................................24
                           5M.      Contracts and Commitments....................................................25
                           5N.      Accounts Receivable..........................................................28
                           5O.      Inventory....................................................................28
                           5P.      No Material Adverse Effect...................................................28
                           5Q.      Absence of Certain Developments..............................................29
                           5R.      Tax Matters..................................................................31
                           5S.      Intellectual Property Rights.................................................33
                           5T.      Insurance....................................................................35

                           5U.      Employees....................................................................35
                           5V.      Employee Benefits............................................................35
                           5W.      Environmental and Safety Matters.............................................36
                           5X.      Affiliated Transactions......................................................37
                           5Y.      Names and Locations..........................................................38
                           5Z.      Suppliers and Customers......................................................38
                           5AA.     Indebtedness.................................................................38
                           5BB.     Disclosure...................................................................39
                           5CC.     Closing Date.................................................................39

                  Section 6.        Representations and Warranties of the Seller.................................39
                           6A.      Capacity; Power and Authority................................................39
                           6B.      Authorization; No Breach. ...................................................39
                           6C.      Title to Shares, etc.........................................................40
                           6D.      Brokerage....................................................................40
                           6E.      Litigation, etc. ............................................................40
                           6F.      Company Transactions.........................................................40
                           6G.      Closing Date. ...............................................................40

                  Section 7.        Representations and Warranties of the Purchasers.............................40
                           7A.      Organization, Power and Authority. ..........................................40
                           7B.      Authorization; No Breach. ...................................................41
                           7C.      Ownership of Merger Sub; Directors and Officers..............................41
                           7D.      Brokerage....................................................................41
                           7E.      Closing Date.................................................................41

                  Section 8.        Representations and Warranties of Sub........................................41
                           8A.      Organization, Power and Authority. ..........................................42
                           8B.      Authorization; No Breach. ...................................................42
                           8C.      Capital Stock and Related Matters............................................42
                           8D.      Litigation, etc..............................................................43
                           8E.      Available Funds..............................................................43
                           8F.      Brokerage....................................................................43
                           8G.      Closing Date.................................................................43

                  Section 9.        Indemnification and Other Agreements.........................................43
                           9A.      Survival of Representations and Warranties...................................43
                           9B.      General Indemnification. ....................................................44
                           9C.      Press Release and Announcements. ............................................48
                           9D.      Non-Compete; Non-Solicitation................................................48
                           9E.      Confidentiality..............................................................50
                           9F.      Intellectual Property Rights Protection......................................50
                           9G.      Dispute Resolution...........................................................51
                           9H.      Further Assurances...........................................................52
                           9I.      ERISA Covenants..............................................................52

                  Section 10.       Termination..................................................................53
                           10A.     Conditions of Termination....................................................53
                           10B.     Effect of Termination........................................................54

                  Section 11.       Miscellaneous................................................................54
                           11A.     Fees and Expenses............................................................54
                           11B.     Remedies.....................................................................54
                           11C.     Consent to Amendments........................................................55
                           11D.     Successors and Assigns.......................................................55
                           11E.     Severability.................................................................56
                           11F.     Counterparts.................................................................56
                           11G.     Descriptive Headings; Interpretation.........................................56
                           11H.     Entire Agreement.............................................................56
                           11I.     No Third-Party Beneficiaries.................................................56
                           11J.     Schedules....................................................................56
                           11K.     Tax Matters..................................................................57
                           11L.     Schedules and Exhibits.......................................................59
                           11M.     Governing Law................................................................60
                           11N.     Notices......................................................................60
                           11O.     No Strict Construction.......................................................64

                             EXHIBITS AND SCHEDULES
                             ----------------------

EXHIBITS:
--------

Exhibit A         -        Articles of Incorporation of Pentagon Merger Sub, Inc.
Exhibit B         -        Code of Regulations of Pentagon Merger Sub, Inc.
Exhibit C         -        Shareholders Agreement
Exhibit D         -        Registration Agreement
Exhibit E-1       -        Form of Employment and Noncompetition Agreement
Exhibit E-2       -        Employees
Exhibit F-1       -        Management Equity Agreement
Exhibit F-2       -        Employees
Exhibit G         -        Opinion of Counsel for the Company and the Seller
Exhibit H         -        Opinion of Counsel for the Purchasers

DISCLOSURE SCHEDULES:
--------------------
Employee Bonus Schedule                                       Sub Directors & Officers Schedule
Adjustments Schedule                                          Indemnification Schedule
Noncontravention Schedule                                     Contracts Schedule
Organization Schedule                                         Employees Schedule
Capitalization Schedule                                       Assignment of Rights Schedule
Financial Statements Schedule
Liabilities Schedule
Compliance Schedule
Legal Compliance and Permits Schedule
Assets Schedule
Real Property Schedule
Litigation Schedule
Intellectual Property Schedule
Employee Benefits Schedule
Accounts Receivable Schedule
Inventory Schedule
Developments Schedule
Taxes Schedule
Insurance Schedule
Affiliated Transactions Schedule
Names and Locations Schedule
Suppliers and Customers Schedule
Indebtedness Schedule

                             INDEX OF DEFINED TERMS
                             ----------------------

Actual Net Working Capital........................................................................................9
Additional Closing...............................................................................................10
Affiliate .......................................................................................................18
Affiliated Group.................................................................................................33
Affiliates Fund...................................................................................................1
Agreement.........................................................................................................1
Approved Use.....................................................................................................10
Auditor...........................................................................................................9
Available Shares.................................................................................................10
Base Repurchase Price.............................................................................................7
BCP...............................................................................................................1
Board............................................................................................................10
CERCLA...........................................................................................................37
Certificate of Merger.............................................................................................2
Chemetal Letter..................................................................................................17
Closing...........................................................................................................7
Closing Balance Sheet.............................................................................................8
Closing Date......................................................................................................7
COBRA............................................................................................................36
Code.............................................................................................................33
Company...........................................................................................................1
Company 401(k) Plan..............................................................................................52
Company Common Stock..............................................................................................3
Company Common Stock Merger Consideration.........................................................................3
Company Parties..................................................................................................44
Company Series A Preferred........................................................................................2
Company Series A Preferred Merger Consideration...................................................................2
Company Transaction..............................................................................................19
Constituent Companies.............................................................................................1
Deferred Compensation  Plan......................................................................................12
Dissenting Shares.................................................................................................5
Effective Time....................................................................................................2
Employment Agreement.............................................................................................11
Encumbrances.....................................................................................................40
Environmental and Safety Requirements............................................................................37
ERISA............................................................................................................35
Escrowed Shares...................................................................................................6
Estimated Balance Sheet...........................................................................................8
Estimated Net Working Capital.....................................................................................8
Estimated Repurchase Price........................................................................................8
Exchange Agent....................................................................................................3
Executive Stock Agreement........................................................................................12
GAAP.............................................................................................................23

Indebtedness.....................................................................................................38
Indemnitee.......................................................................................................46
Indemnitor.......................................................................................................46
Institute........................................................................................................51
Intellectual Property Rights.....................................................................................34
Investment.......................................................................................................17
Latest Balance Sheet.............................................................................................23
Leased Real Property.............................................................................................24
Leases...........................................................................................................24
Letter of Transmittal.............................................................................................4
Lien.............................................................................................................22
Litigation.......................................................................................................24
Losses...........................................................................................................44
Management Equity Agreement......................................................................................12
Material Adverse Effect..........................................................................................12
McBride..........................................................................................................12
Merger............................................................................................................2
Net Working Capital...............................................................................................8
New Common Stock..................................................................................................2
New Series A Preferred............................................................................................2
OGCL..............................................................................................................1
Parties...........................................................................................................1
Party.............................................................................................................1
Permitted Indebtedness............................................................................................7
Person...........................................................................................................18
Plan.............................................................................................................35
Purchasers........................................................................................................1
Purchasers Indemnified Parties...................................................................................45
Purchasers' Computations..........................................................................................8
Recapitalization Transactions.....................................................................................1
Redemption Transaction............................................................................................7
Registration Agreement...........................................................................................11
Related Transactions..............................................................................................7
Release..........................................................................................................37
Representatives..................................................................................................51
Repurchased New Common Stock......................................................................................7
Repurchased New Series A Preferred................................................................................7
Repurchased Shares................................................................................................7
Restrictive Covenants............................................................................................49
Seller............................................................................................................1
Seller 401(k) Plan...............................................................................................52
Shareholders Agreement...........................................................................................11
Special Affiliates Fund...........................................................................................1
Sub...............................................................................................................1
Sub Common Stock..................................................................................................3

Sub Common Stock Merger Consideration.............................................................................3
Sub Series A Preferred............................................................................................3
Sub Series A Preferred Merger Consideration.......................................................................3
Subsidiary.......................................................................................................22
Survival Date....................................................................................................43
Surviving Corporation.............................................................................................2
Target............................................................................................................8
Tax..............................................................................................................33
Tax Return.......................................................................................................33
Third Party Approvals............................................................................................13
Transfer Date....................................................................................................52
Transferred Participants.........................................................................................52
Transition Services Agreement....................................................................................11
Treasury Regulations.............................................................................................33
Unlimited Warranties.............................................................................................44

                           RECAPITALIZATION AGREEMENT
                           --------------------------

                  This RECAPITALIZATION AGREEMENT (this "AGREEMENT") is made and entered into as of April 25, 2000, by and among Pentagon Technologies Group, Inc., an Ohio corporation (the "COMPANY"), MPW Industrial Services Group, Inc., an Ohio corporation ("MPW INDUSTRIAL"), MPW Management Services Corp., an Ohio corporation ("MPW MANAGEMENT" and together with MPW Industrial, the "SELLER"), Pentagon Merger Sub, Inc., an Ohio corporation ("SUB"), Baird Capital Partners III Limited Partnership, a Delaware limited partnership ("BCP"), BCP III Special Affiliates Limited Partnership, a Delaware limited partnership ("SPECIAL AFFILIATES FUND"), BCP III Affiliates Fund Limited Partnership, a Delaware limited partnership ("AFFILIATES FUND," and, collectively with BCP and Special Affiliates Fund, the "PURCHASERS"). The Company, the Seller, Sub and the Purchasers sometimes are referred to herein collectively as the "PARTIES" and individually as a "PARTY." Sub and the Company sometimes are referred to herein as the "CONSTITUENT COMPANIES."

                  WHEREAS, the board of directors of each of Sub and the Company deem it advisable and in the best interest of each respective corporation and its respective shareholders to effect the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the board of directors of each of Sub and the Company have each approved the merger of Sub with and into the Company in accordance with applicable law, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Parties hereto desire to reconstitute the capital structure of the Surviving Corporation (as defined below) through the redemption of certain of its equity securities, the repayment of outstanding indebtedness and the issuance of certain newly-issued equity securities, in each case on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

                  Section 1. RECAPITALIZATION TRANSACTIONS. The parties acknowledge and agree that the consummation of each of the Merger, the Redemption Transaction and the Related Transactions (each as described below and collectively referred to herein as the "RECAPITALIZATION TRANSACTIONS") are conditioned on the consummation of the other and that the Merger, the Redemption Transaction and the Related Transactions shall be consummated simultaneously at the Closing.

                  1A. THE MERGER.

                           (i) MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Ohio General Corporation Law (the "OGCL"), Sub will be merged with and into the Company (the "MERGER") at the Effective Time. Immediately upon the effectiveness of the Merger, the separate corporate existence of Sub will cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION").

                           (ii) EFFECTIVE TIME. As soon as practicable after the satisfaction or, to the extent permitted hereunder, waiver of each of the conditions set forth in Sections 2 and 3, each Constituent Corporation shall file or cause to be filed a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Ohio in accordance with the requirements of the OGCL. The Merger shall become effective when the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio, or at such later time as is specified in the Certificate of Merger (the "EFFECTIVE TIME").

                           (iii) EFFECTS OF THE MERGER. From and after the Effective Time, the Surviving Corporation shall succeed to all assets, rights, privileges, power and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Constituent Corporations, all as provided under the OGCL.

                           (iv) THE SURVIVING CORPORATION.

                           (a) ARTICLES OF INCORPORATION AND CODE OF
                  REGULATIONS. The Articles of Incorporation and Code of Regulations of Sub, as set forth in EXHIBIT A and EXHIBIT B, respectively, and as in effect immediately prior to the Effective Time, shall, in accordance with the terms thereof and the OGCL, be the Articles of Incorporation and Code of Regulations of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                           (b) DIRECTORS AND OFFICERS. From and after the
                  Effective Time, until successors are duly elected or appointed in accordance with applicable law, (i) the directors of Sub at the Effective Time shall constitute the directors of the Surviving Corporation, and (ii) the officers of Sub at the Effective Time shall be the officers of the Surviving Corporation.

                           (v) CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of the Company or Sub:

                           (a) each share of the Company's Series A Preferred
                  Stock, without par value ("COMPANY SERIES A PREFERRED"), issued and outstanding immediately prior to the Effective Time shall be converted, at the election of the holder thereof, into either (i) the right to receive (such shares, the "COMPANY SERIES A PREFERRED MERGER CONSIDERATION") 8.7638 shares of Series A Preferred Stock of the Surviving Corporation ("NEW SERIES A PREFERRED") and 3,895.0400 shares of Common Stock of the Surviving Corporation ("NEW COMMON STOCK") or (ii) (A) $5,842.56 in cash (payable without interest) or (B) if the aggregate amount of cash paid pursuant to the foregoing clause (ii)(A) exceeds $1,000,000, an amount per share equal to $1,000,000 divided by the number of shares of Company Series A Preferred the holders of which elect to receive cash pursuant to this Section 1A(v)(a);

                           (b) each share of the Company's Common Stock, without
                  par value ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (such shares, the "COMPANY COMMON STOCK MERGER CONSIDERATION") 8.7638 shares of New Series A Preferred and 3,895.0400 shares of New Common Stock;

                           (c) each share of Sub's Series A Preferred Stock,
                  without par value (the "SUB SERIES A PREFERRED"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (such shares, the "SUB SERIES A PREFERRED MERGER CONSIDERATION") 1.0000 shares of New Series A Preferred;

                           (d) each share of Sub's Common Stock, without par
                  value (the "SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive (such shares, the "SUB COMMON STOCK MERGER CONSIDERATION") 1.0000 shares of New Common Stock.

                  The Company Series A Preferred Merger Consideration, the Company Common Stock Merger Consideration, the Sub Series A Preferred Merger Consideration and the Sub Common Stock Merger Consideration to be paid in the Merger in respect of the Company Series A Preferred, Company Common Stock, Sub Series A Preferred and Sub Common Stock, respectively, in accordance with the terms hereof shall be deemed to be in full satisfaction of all rights pertaining to such shares.

                           (vi) EXCHANGE OF SHARES.

                           (a) Prior to the Effective Time, the Purchasers and
                  the Company shall appoint a mutually acceptable agent (the "EXCHANGE AGENT"), for the benefit of the holders of Company Series A Preferred, Company Common Stock, Sub Series A Preferred and Sub Common Stock, for the purpose of exchanging certificates representing shares of Company Series A Preferred, Company Common Stock, Sub Series A Preferred and Sub Common Stock for New Series A Preferred and New Common Stock, as appropriate. The Company will make available to the Exchange Agent replacement stock certificates of the Surviving Corporation (bearing such legends as may be required under the Shareholders Agreement) representing the New Series A Preferred and New Common Stock to be delivered to those shareholders entitled thereto.

                           (b) The Company shall furnish a Letter of Transmittal
                  to all of the shareholders of the Company prior to Closing to facilitate the exchange of Company Series A Preferred and Company Common Stock for New Series A Preferred and New Common Stock, respectively, payable in respect thereof. Prior to the Closing, the Company shall use its best efforts to obtain duly executed and delivered Letters of Transmittal from all of its shareholders. The term "LETTER OF TRANSMITTAL" means a letter of transmittal for use by the Exchange Agent, in form acceptable to the

                  Purchasers and the Company, which (i) provides instructions as to the procedures for, and other customary information concerning, payment of the Company Series A Preferred Merger Consideration and the Company Common Stock Merger Consideration, (ii) includes an omnibus signature page for execution covering the Shareholders Agreement and (iii) directs the recipient to execute and deliver such omnibus signature page and to return a signed original thereof with such person's stock certificates to the Exchange Agent.

                           (c) Each holder of Company Series A Preferred and
                  Company Common Stock, upon surrender to the Exchange Agent of any certificate, together with a duly executed and delivered Letter of Transmittal covering such certificate, shall be entitled to receive the Company Series A Preferred Merger Consideration or the Company Common Stock Merger Consideration, as appropriate, payable in respect of each share of Company Series A Preferred or Company Common Stock, as appropriate, evidenced by such certificate. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Company Series A Preferred Merger Consideration and Company Common Stock Merger Consideration. The Company shall cause the Exchange Agent to deliver to each holder of certificates who surrenders such certificates (together with a duly executed and delivered Letter of Transmittal) at the Closing or as promptly as practicable thereafter the Company Series A Preferred Merger Consideration or Company Common Stock Merger Consideration to which such holder is entitled.

                           (d) If any portion of the Company Series A Preferred
                  Merger Consideration or the Company Common Stock Merger Consideration payable in respect of any certificates is to be paid to a person other than the registered holder represented by the certificates surrendered, it shall be a condition to such payment that the certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such shares, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                           (e) After the Effective Time, the stock transfer
                  books of each of the Company and Sub shall be closed and there shall be no further registration of transfer of shares of Company Series A Preferred, Company Common Stock, Sub Series A Preferred or Sub Common Stock which were outstanding immediately prior to the Effective Time.

                           (f) None of the Purchasers, the Seller, Sub, the
                  Company or the Surviving Corporation shall be liable to any holder of Company Series A Preferred or Company Common Stock for any Company Series A Preferred Merger Consideration or Company Common Stock Merger Consideration or to any holder of Sub Series A Preferred or Sub Common Stock for any Sub Series A Preferred Merger Consideration or Sub Common Stock Merger Consideration, as the case may be, delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (g) No certificates or scrip representing fractional
                  New Series A Preferred or New Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation. Notwithstanding any other provision of this Agreement, each holder of shares of New Series A Preferred and New Common Stock who would otherwise be entitled to receive a fraction of a share of such stock of the Surviving Corporation in the Merger (after taking into account all interests, whether directly of record or through a nominee, in such stock to which such holder would but for the operation of this provision otherwise be entitled to receive in the Merger) shall receive, in lieu thereof, a cash payment (without interest) equal to the sum of (i) the product obtained by multiplying such holder's fractional interest in New Series A Preferred times $1,000.00 and (ii) the product obtained by multiplying such holder's fractional interest in New Common Stock times $0.25, to be paid by the Surviving Corporation.

                           (vii) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Series A Preferred and Company Common Stock which immediately prior to the Effective Time are held by shareholders who have not voted in favor of the Merger or consented thereto in writing and who have demanded the fair cash value for such shares of Company Series A Preferred and Company Common Stock, as the case may be, in accordance with the OGCL (the "DISSENTING SHARES") shall not be converted into a right to receive the Company Series A Preferred Merger Consideration or the Company Common Stock Merger Consideration, as appropriate, unless such shareholder fails to perfect or withdraws or loses his rights under Sections 1701.84 and 1701.85 of the OGCL. If, after the Effective Time, such shareholder fails to perfect or withdraws or loses its or his right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Company Series A Preferred Merger Consideration or Company Common Stock Merger Consideration, as appropriate, pursuant to Paragraph 1A(v) above. The Company and the Seller shall give the Purchasers prompt notice of any demands received by the Company or the Seller for appraisal of Company Series A Preferred and/or Company Common Stock, and the Purchasers shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not settle or compromise any such demand without the prior consent of the Purchasers.

                           (viii) LOST CERTIFICATES. In the event any certificate representing Company Series A Preferred or Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and upon satisfaction of the conditions set forth below, the holder of such lost, stolen or destroyed certificate shall be entitled to receive in accordance with the terms of this Agreement the Company Series A Preferred Merger Consideration or Company Common Stock Merger Consideration, as the case may be, payable in respect of the shares of New Series A Preferred or New Common Stock, as appropriate, evidenced by such certificate. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom the cash is to be paid shall, as a condition precedent to the payment thereof, indemnify the Surviving Corporation in a manner satisfactory to the Surviving Corporation against any claim that may be made against the Purchasers, the Seller, Sub or the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                           (ix) FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

                           (x) ESCROW OF SHARES. At the Closing, the Seller and the other stockholders set forth on the attached ESCROWED SHARES SCHEDULE shall place into escrow shares (the "ESCROWED SHARES") of New Series A Preferred and New Common Stock in the amounts set forth on the Escrowed Shares Schedule, pursuant to an Escrow Agreement in form and substance satisfactory to the Purchasers, the Seller and the Surviving Corporation to be entered into simultaneously with the consummation of the transactions contemplated hereby. The Escrowed Shares will available to satisfy the Seller's indemnification obligations (if any) under item #1 on the INDEMNIFICATION SCHEDULE.

                  1B. REDEMPTION TRANSACTION.

                           (i) AUTHORIZATION OF REPURCHASE. Simultaneous with the Closing of the Merger and the Related Transactions, the Purchasers shall cause the Surviving Corporation to authorize the repurchase from MPW Management of an aggregate of 8,859.6000 shares of New Series A Preferred (the "REPURCHASED NEW SERIES A PREFERRED") and 3,937,600.0000 shares of the New Common Stock (the "REPURCHASED NEW COMMON STOCK," and together with the Repurchased New Series A Preferred, the "REPURCHASED SHARES"), together in exchange for an aggregate amount of cash equal to the result of (I) $9,844,000 MINUS (II) (whether or not negative) an amount equal to (x) the Company's Indebtedness (other than Permitted Indebtedness) as of the Closing LESS (y) $12,156,000 (the "BASE REPURCHASE PRICE"), as adjusted pursuant to Paragraph 1E. As used herein, "PERMITTED INDEBTEDNESS" means Indebtedness incurred in connection with the construction of a parts cleaning facility in Portland, Oregon in excess of the Required Expenditure (as defined in Paragraph 4M), as and to the extent approved by the Purchasers up to $500,000.

                           (ii) REDEMPTION OF SHARES. On the basis of the representations, warranties, covenants and agreements set forth herein and subject to the satisfaction or waiver of the conditions set forth in Section 3 below and the consummation of the Merger, the Surviving Corporation shall repurchase from MPW Management, and MPW Management shall sell to the Surviving Corporation, the Repurchased Shares (the "REDEMPTION TRANSACTION").

                  1C. RELATED TRANSACTIONS. Simultaneous with the Closing of the Merger Transaction and the Redemption Transaction, the Purchasers shall cause the Surviving Corporation to repay in full all Indebtedness of the Company outstanding immediately prior to the transactions contemplated herein to be satisfied and canceled (the "RELATED TRANSACTIONS").

                  1D. CLOSING. The closing of the Recapitalization Transactions (the "CLOSING") shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, or at such other place as may be mutually agreeable to each of the Parties, at 10:00 a.m., local time, on the fifth business day following satisfaction or waiver of all of the conditions to the Closing set forth in Sections 2 and 3 below or such other date as may be mutually acceptable to each of the Parties (the "CLOSING DATE"). The Merger, the Redemption Transaction and the Related Transactions each shall constitute a separate transaction hereunder. At the Closing, the share certificates shall be issued and exchanged in accordance with Section 1A(v), and the Surviving Corporation shall pay to MPW Management by wire transfer of immediately available funds to an account designated by MPW Management the Estimated Repurchase Price and MPW Management shall deliver to the Surviving Corporation the stock certificates evidencing the Repurchased Shares held by MPW Management upon payment of the Estimated Repurchase Price.

                  1E. ADJUSTMENTS.

                           (i) Not more than five business days, but in no event less than two business days, before the Closing Date, the Seller shall in good faith prepare and deliver to the Purchasers an estimated unaudited balance sheet of the Company (the "ESTIMATED BALANCE SHEET"), dated as of the day immediately preceding the Closing Date in accordance with GAAP and giving effect to the adjustments set forth in the attached ADJUSTMENTS SCHEDULE, setting forth an estimate of the result of the Company's current assets over its current liabilities, in each case determined in accordance with GAAP, subject to the GAAP Adjustments ("NET WORKING CAPITAL") as of the close of business of the day immediately preceding the Closing Date. If any item on (or which should be reflected on) the Latest Balance Sheet is not reflected in accordance with GAAP in effect as of the Closing Date (based upon authoritative accounting pronouncements and literature), the Estimated Closing Balance and the Closing Balance Sheet and Net Working Capital will nonetheless be computed in accordance with GAAP in effect as of the Closing Date subject to the GAAP Adjustments. The Seller will make available to the Purchasers all records and work papers used in preparing the Seller's estimate of Net Working Capital. The Purchasers shall notify the Seller of any disagreement with such calculation. If the Purchasers and the Seller cannot agree as to an estimate of the Net Working Capital prior to the Closing Date, the estimate of the Net Working Capital will be deemed to be equal to the average of the Seller's and the Purchasers' good faith determinations thereof. The Net Working Capital as finally estimated pursuant to this Paragraph 1E(i) is referred to herein as the "ESTIMATED NET WORKING CAPITAL." At the Closing, if the Estimated Net Working Capital is less than $4,541,000 (the "TARGET"), then the Base Repurchase Price will be decreased on a dollar for dollar basis by the amount of such deficiency, and if the Estimated Net Working Capital is greater than the Target, then the Base Repurchase Price will be increased on a dollar for dollar basis by the amount of such excess. The Base Repurchase Price as adjusted pursuant to this Paragraph 1E(i) is referred to herein as the "ESTIMATED REPURCHASE PRICE."

                           (ii) As promptly as practicable, but in no event later than 120 days after the Closing Date, the Purchasers and their auditors will conduct a review of the Surviving Corporation and prepare an audited balance sheet in accordance with GAAP and, based on such audited balance sheet and subject to the GAAP Adjustments, a balance sheet of the Company (the "CLOSING BALANCE SHEET") setting forth the Purchasers' computation of the Net Working Capital, as of the close of business on the day before the Closing Date (the "PURCHASERS' COMPUTATIONS") and make available to the Seller and its auditors all records and work papers used in preparing the Purchasers' Computations. If the Seller disagrees with the Purchasers' determination of the Net Working Capital, as reflected in the Purchasers' Computations, the Seller shall notify the Purchasers in writing of such disagreement (such notice setting forth the basis for such disagreement in reasonable detail) within 30 days after the Purchasers' delivery of the Purchasers' Computations to the Seller. The Seller and the Purchasers thereafter shall negotiate in good faith to resolve any such disagreements. If there is an amount as to which the Seller and the Purchasers are able to agree, such amount shall be paid to the appropriate party pursuant to Paragraph 1E(iv) below. If the Seller and the Purchasers are unable to resolve any disagreements about remaining amounts within 30 days after the Seller's delivery of its notice of disagreement to the Purchasers, the Seller and the Purchasers shall submit the dispute to a "Big Five" public accounting firm (or any of their respective successors) (the "AUDITOR") for resolution; PROVIDED that if the Seller and the Purchasers are unable to agree upon the Auditor, the Auditor shall be a "Big Five" public accounting firm (or any of their respective successors) selected by lot (after the Seller and the Purchasers each exclude one such accounting firm). The selection of the Auditor shall be conclusive, final and binding on and non-appealable by the Parties.

                           (iii) The Purchasers and the Seller shall use their best efforts to cause the Auditor to resolve all disagreements over the Net Working Capital, as soon as practicable, but in any event within 60 days after submission of the dispute to the Auditor. The resolution of such disagreements and the determination of the Net Working Capital by the Auditor shall be final and binding on the Parties. The Auditor shall allocate its costs and expenses between the Purchasers, on the one hand, and the Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to the Purchasers, on the one hand, or the Seller, on the other hand, as the case may be, bears to the amount actually contested by such Party. The Net Working Capital as finally determined pursuant to Paragraphs 1E(ii) and 1E(iii) is referred to herein as the "ACTUAL NET WORKING CAPITAL."

                           (iv) Within five days after the Actual Net Working Capital is finally determined pursuant to Paragraphs 1E(ii) and 1E(iii):

                           (a) in the event that Estimated Net Working Capital
                  is greater than Actual Net Working Capital, MPW Management shall, within five business days after the determination thereof, pay to the Surviving Corporation an amount in cash equal to Estimated Net Working Capital MINUS the Actual Net Working Capital; and

                           (b) in the event that Actual Net Working Capital is
                  greater than Estimated Net Working Capital, the Surviving Corporation shall, within five business days after the determination thereof, pay to MPW Management, an amount equal to the Actual Net Working Capital MINUS the Estimated Net Working Capital.

         Any amount payable pursuant to this Paragraph 1E(iv) shall include simple interest thereon at the rate of 8% per annum, calculated on the basis of a 365-day year, from the Closing Date through the date of payment, and shall be payable by a cashier's or certified check, or by wire transfer of immediately available funds to the accounts designated by the payee.

                  1F. ADDITIONAL INVESTMENT TRANSACTION.

         The Purchasers, at their discretion, intend to provide additional equity financing to the Surviving Corporation as the equity portion of the debt and equity financing necessary to fund acquisitions and for other internal growth initiatives, in each case as approved by the Board of Directors of the Surviving Corporation (the "BOARD") and the Purchasers (an "APPROVED USE"). In order to implement the foregoing, the Purchasers may purchase from time to time after the Closing, upon the written request of the Board in connection with an Approved Use, a number of shares of New Series A Preferred and New Common Stock at a price mutually agreeable to the Board and the Purchasers at the time of the investment. At the closing of any such purchase (each, an "ADDITIONAL CLOSING"), the Purchasers, and the Seller (if it purchases shares), shall be entitled to receive, and the Surviving Corporation shall be obligated to deliver, satisfactory representations and warranties and all other information and documentation as the Purchasers may reasonably request.

                           (i) So long as the Seller owns at least 10% of the issued and outstanding New Series A Preferred and 10% of the fully diluted New Common Stock, subject to Paragraph 1F(iv) below, simultaneously with any purchase by the Purchasers of shares of the New Series A Preferred and New Common Stock pursuant to Paragraph 1F(i) above, the Seller may elect to purchase from the Surviving Corporation, and the Surviving Corporation at the Seller's election will sell to the Seller, at the same price and on the same terms as purchased by the Purchasers, up to that number of shares ("AVAILABLE SHARES") of each of New Series A Preferred and New Common Stock which, after giving effect to such Additional Closing, would allow the Seller to maintain the same relative percentage ownership of each class of stock of the Surviving Corporation in relation to the percentage ownership of the Purchasers of each class of stock of the Surviving Corporation as existed immediately prior to the purchase by the Purchasers of the additional shares to be purchased by the Purchasers from the Surviving Corporation at such Additional Closing; PROVIDED that in no event shall the Seller be entitled to purchase less than one-third of the Available Shares available to be purchased by the Seller in any Additional Closing; PROVIDED, FURTHER, that if and to the extent the Seller elects to purchase Additional Shares at any Additional Closing, the Seller shall purchase the same class and type of securities in the same relative proportion as being purchased by the Purchasers.

                           (ii) At each Additional Closing, the Surviving Corporation will deliver to each Purchaser and the Seller a certificate representing the New Series A Preferred and New Common Stock to be purchased by such Purchaser or the Seller, as the case may be, and such Purchaser or the Seller, as the case may be, will deliver to the Surviving Corporation, by wire transfer of immediately available funds, cash in an aggregate amount equal to the purchase price for such shares.

                           (iii) In the event the Seller does not participate in two Additional Closings in accordance with this Paragraph 1F, the Seller shall not thereafter be entitled to purchase, and the Surviving Corporation shall not thereafter be obligated to sell to the Seller, any shares of New Series A Preferred or New Common Stock in connection with any subsequent Additional Closing.

                  Section 2. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT THE CLOSING. The obligation of the Purchasers and Sub to consummate the Recapitalization Transactions is subject to the satisfaction as of the Closing of the following conditions:

                  2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Sections 5 and 6 hereof shall be true and correct in all material respects (other than the representations and warranties qualified by materiality, which shall be true and correct in all respects) at and as of the Closing as though then made (without giving effect to any disclosures made by the Seller or the Company after the date hereof) and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Company and the Seller shall have performed all of the covenants required to be performed by the Company and the Seller hereunder prior to the Closing.

                  2B. SHAREHOLDERS AGREEMENT. The Seller, each of the shareholders of the Surviving Corporation after giving effect to the Recapitalization Transactions (other than the Purchasers) and each of the employees identified on EXHIBIT F-2 shall have entered into a shareholders agreement in the form of EXHIBIT C attached hereto (the "SHAREHOLDERS AGREEMENT"), and the Shareholders Agreement shall be, after giving effect to the Merger, in full force and effect with respect to Seller and the other parties thereto as of the Closing and shall not have been amended or modified.

                  2C. REGISTRATION AGREEMENT. The Seller and each of the other parties thereto (other than the Purchasers) shall have entered into a registration agreement in the form of EXHIBIT D attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect with respect to Seller and the other parties thereto after giving effect to the Merger as of the Closing and shall not have been amended or modified.

                  2D. TRANSITION SERVICES AGREEMENT. The Seller shall have entered into a transition services agreement in form and substance satisfactory to the Purchasers (the "TRANSITION SERVICES AGREEMENT") pursuant to which the Seller shall provide certain transitional administrative and support services to the Surviving Corporation for a period of 30 days following the Closing at no cost to the Surviving Corporation and thereafter for the periods set forth therein at the prices set forth therein, and the Transition Services Agreement shall be in full force and effect with respect to the Seller after giving effect to the Merger as of the Closing and shall not have been amended or modified.

                  2E. EMPLOYMENT AGREEMENTS. Each of the Persons listed on EXHIBIT E-2 attached hereto shall have entered into an employment and noncompete agreement in the form of EXHIBIT E-1 attached hereto (each, an "EMPLOYMENT AGREEMENT"), and each Employment Agreement shall, after giving effect to the Merger, be in full force and effect as of the Closing and shall not have been amended or modified, and each of the Employees set forth on EXHIBIT E-2 shall be employed by the Surviving Corporation on the Closing Date on the terms and in accordance with such employee's Employment Agreement.

                  2F. MANAGEMENT EQUITY PLAN; MANAGEMENT EQUITY AGREEMENTS; EXECUTIVE STOCK PURCHASE AGREEMENT. Each of the Employees set forth on EXHIBIT F-2 shall have entered into a management equity agreement substantially in the form of EXHIBIT F-1 (each, a "MANAGEMENT EQUITY AGREEMENT"), each Management Equity Agreement shall be in full force and effect as of the Closing and shall not have been further amended or modified. Frank A. McBride III ("MCBRIDE") shall have entered into an executive stock purchase agreement (the "EXECUTIVE STOCK AGREEMENT") and the Executive Stock Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                  2G. DEFERRED COMPENSATION AGREEMENT. The board of directors of the Surviving Corporation shall have adopted a deferred compensation agreement (the "DEFERRED COMPENSATION PLAN") and designated McBride a participant thereunder, and the Deferred Compensation Agreement shall, after giving effect to the Merger, be in full force and effect as of the Closing and shall not have been further amended or modified.

                  2H. OPINION OF THE COMPANY'S AND THE SELLER'S COUNSEL. The Purchasers shall have received from Jones Day Reavis & Pogue, counsel to the Company and the Seller, an opinion with respect to the matters set forth in EXHIBIT G attached hereto, which shall be addressed to the Purchasers, dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchasers.

                  2I. LITIGATION. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby or that could reasonably be expected to have a material and adverse effect upon the business or its prospects, operations, assets, liabilities, financial condition, operating results, cash flow or net worth of the Company (a "MATERIAL ADVERSE EFFECT"), and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  2J. FILINGS. The Company shall have made all filings required to be made by the Company and shall have obtained all permits and other authorizations required to be obtained by the Company under all applicable laws (including federal and state securities laws) to consummate the transactions contemplated by this Agreement in compliance with such laws (other than any securities law filings required to be made after the Closing, which filings shall be made promptly after the Closing).

                  2K. THIRD PARTY CONSENTS AND APPROVALS. The Seller and the Company shall have received or obtained all third party and shareholder consents and approvals that are necessary for the consummation of the transactions contemplated hereby or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document required to be listed on the attached CONTRACTS SCHEDULE or NONCONTRAVENTION SCHEDULE (collectively, the "THIRD PARTY APPROVALS"), in each case on terms and conditions reasonably satisfactory to the Purchasers, and the Seller shall have paid any fees, costs and expenses incurred in connection with obtaining such consents.

                  2L. GOVERNMENTAL CONSENTS AND APPROVALS. The Parties shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby, in each case on terms and conditions satisfactory to the Purchasers.

                  2M. MATERIAL ADVERSE CHANGE. Since December 31, 1999, there shall have occurred or exist no event or condition that has had or could reasonably be expected to result in a Material Adverse Effect.

                  2N. INDEBTEDNESS. Immediately prior to the Merger, the Company shall not have any outstanding Indebtedness other than (i) intercompany Indebtedness owed to the Seller and (ii) amounts outstanding under the Convertible Subordinated Promissory Note, dated August 10, 1999, between Thermal Coating, Inc. and the Seller, and each of the foregoing shall be satisfied in full as of the Closing such that no further obligations of the Company shall exist thereunder after the Closing.

                  2O. SHAREHOLDER APPROVAL AND DISSENTING SHARES. This Agreement shall have been approved by the requisite consent of the holders of the capital stock of the Company. The Company shall not have received notice (that shall not have been revoked or withdrawn) from the holders of more than 3% of each class of capital stock of the Company that such holders have exercised or intend to exercise their rights under Sections 1701.84 and 1701.85 of the OGCL.

                  2P. SETTLEMENT OF ACS CLAIMS. All claims of Aerospace Coating Systems against the Company shall have been resolved in a manner satisfactory to the Purchasers.

                  2Q. EXPENSES. At the Closing, the Surviving Corporation shall have paid or reimbursed the Purchasers for their fees and expenses as provided in Paragraph 11A below.

                  2R. PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company and the Seller at or prior to the Closing in connection with the transactions contemplated hereby shall have been taken and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel.

                  2S. CLOSING DOCUMENTS. At the Closing, the Company shall have delivered to the Purchasers all of the following documents:

                           (i) a certificate of an officer of each of the Company and the Seller, dated the Closing Date, stating that the conditions specified in Paragraphs 2A and Paragraphs 2I through 2P, inclusive, have been fully satisfied;

                           (ii) certified copies of (a) the resolutions duly adopted by the Company's and the Seller's respective board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the Merger, the Redemption Transaction and the other transactions contemplated hereby and (b) the resolutions duly adopted by the Company's shareholders approving the Merger, the Management Equity Plan, the Deferred Compensation Plan and approving all other transactions contemplated hereby that require shareholder approval under applicable law;

                           (iii) certified copies of the Articles of Incorporation and the Code of Regulations, each as in effect at the Closing;

                           (iv) copies of all Third Party Approvals and Governmental Approvals (including all blue sky law filings and waivers of all preemptive rights and rights of first refusal);

                           (v) good standing certificates of the Company from its jurisdiction of incorporation and each jurisdiction in which the Company is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Closing Date;

                           (vi) landlord consents and estoppel certificates and lien waivers from each of the Company's landlords in form and substance satisfactory to the Purchasers; and

                           (vii) such other documents relating to the transactions contemplated by this Agreement as the Purchasers or its special counsel may reasonably request.

                  2T. COMPLIANCE WITH APPLICABLE LAWS. The Recapitalization Transactions shall not be prohibited by any applicable law or governmental regulation, shall not subject the Purchasers to any penalty, liability or, in the Purchasers' sole judgment, other onerous conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the Purchasers are subject.

                  2U. FINANCING ARRANGEMENTS. The Company shall have obtained on terms and conditions satisfactory to the Purchasers all debt financing proceeds necessary to consummate the transactions contemplated hereby, to fund the ongoing working capital requirements of the Company, to pay the fees and expenses of this transaction, to retire $2,000,000 of the amounts outstanding with respect to the Company's existing credit facilities, to finance construction of the Portland, Oregon parts cleaning facility and to finance the transactions contemplated by the Chemetal Letter (as defined in PARAGRAPH 4E).

                  2V. BANK ONE RELEASE. Bank One, N.A. shall have delivered to the Company a UCC-3 statement with respect to its security interest in the Seller's shares of the Company's capital stock and all other assets (if any) of the Company in which it has a security interest and such other releases or agreements reasonably requested by the Purchasers to evidence the full release of any and all claims, interest in or rights to such shares or assets.

                  2W. WAIVER. Any condition specified in this Section 2 may be waived if consented to in writing by the Purchasers.

                  Section 3. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY AND THE SELLER AT THE CLOSING. The obligation of the Company and the Seller to consummate the transactions contemplated hereby is subject to the satisfaction as of the Closing of the following conditions:

                  3A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in Sections 7 and 8 hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties, and the Purchasers shall have performed all of the covenants required to be performed by the Purchasers hereunder prior to the Closing.

                  3B. SHAREHOLDERS AGREEMENT. The Purchasers shall have entered into the Shareholders Agreement, and the Shareholders Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                  3C. REGISTRATION AGREEMENT. The Purchasers shall have entered into the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Closing and shall not have been amended or modified.

                  3D. REDEMPTION TRANSACTION; RELATED TRANSACTIONS. The Company shall have simultaneously redeemed the Repurchased Shares, and the Seller shall have received payment therefor in full, and the Related Transactions simultaneously shall have been consummated in the manner set forth in Paragraph 1D above.

                  3E. LITIGATION. No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit the transactions contemplated hereby, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  3F. FILINGS. The Purchasers and Sub shall have made all filings required to be made by them and shall have obtained all permits and other authorizations required to be obtained by them under all applicable laws (including federal and state securities laws) to consummate the transactions contemplated by this Agreement in compliance with such laws (other than any securities law filings required to be made after the Closing, which filings shall be made promptly after the Closing).

                  3G. THIRD PARTY CONSENTS AND APPROVALS. The Purchasers and Sub shall have received or obtained all third party and shareholder consents and approvals that are necessary and the requisite approval of the holders of the Company Series A Preferred shall have been obtained for the consummation of the transactions contemplated hereby by them or that are required in order to prevent a breach of or default under, a termination or modification of, or acceleration of the terms of, any contract, agreement or document to which it is a party.

                  3H. GOVERNMENTAL CONSENTS AND APPROVALS. The Parties shall have received or obtained all governmental and regulatory consents and approvals that are necessary for the consummation of the transactions contemplated hereby.

                  3I. CLOSING CERTIFICATE. The Purchasers shall have delivered to the Company and the Seller a certificate of an officer, manager or general partner of the Purchasers, dated the Closing Date, stating that the conditions specified in Paragraph 3A have been fully satisfied.

                  3J. COMPLIANCE WITH APPLICABLE LAWS. The Recapitalization Transactions shall not be prohibited by any applicable law or governmental regulation and shall be permitted by laws and regulations of the jurisdictions to which the Seller is subject.

                  3K. OPINION OF THE PURCHASERS' COUNSEL. The Seller shall have received from Kirkland & Ellis, special counsel to the Purchasers, an opinion with respect to the matters set forth in EXHIBIT H attached hereto, which shall be addressed to the Seller, dated as of the Closing Date.

                  3L. WAIVER. Any condition specified in this Section 3 may be waived if consented to in writing by the Company and the Seller.

                  Section 4. PRE-CLOSING COVENANTS AND AGREEMENTS. Each of the Parties agrees as follows with respect to the period between the date of this Agreement and the Closing:

                  4A. GENERAL. Each of the Parties shall use reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the conditions set forth in Sections 2 and 3 above).

                  4B. THIRD PARTY NOTICES AND CONSENTS. The Company shall, and the Seller shall cause the Company to, give all required notices to third parties, obtain any required third party consents and take any actions reasonably required by a third party whose consent is required, in each case in connection with the matters contemplated by this Agreement.

                  4C. GOVERNMENTAL NOTICES AND CONSENTS. Each of the Parties shall give any notices to, make any filings with, and obtain any authorizations, consents and approvals of governments and governmental agencies required in connection with the matters contemplated by this Agreement.

                  4D. MAINTENANCE OF BUSINESS. The Company shall, and the Seller shall cause the Company to use its reasonable best efforts to, (i) keep its business organization and properties substantially intact, including its present business operations, physical facilities and assets, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it other than those changes made in the ordinary course of business consistent with past custom and practice, (ii) maintain its assets in good operating condition and repair (normal wear and tear excepted), (iii) maintain insurance reasonably comparable to that in effect on the date of the Latest Balance Sheet, (iv) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Latest Balance Sheet and (v) maintain in full force and effect the existence of all Intellectual Property Rights.

                  4E. OPERATION OF BUSINESS. The Company shall, and the Seller shall cause the Company to, operate its business (including the collection of receivables, purchase of inventory, provision of services, payment of payables and incurrence of and payment or financing of capital expenditures) only in the usual and ordinary course of business consistent with past practice and use reasonable best efforts to preserve the goodwill and organization of its business and the relationships with its customers, suppliers, employees and other Persons having business relations with the Company. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (other than the transactions pursuant to the letter agreement, dated March 21, 2000 between the Company and Chemetal, Inc. (the "CHEMETAL LETTER")), without the prior consent of the Purchasers:

                           (i) take or omit to take any action that would require disclosure under Paragraph 5Q below or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Company or the Seller in this Agreement;

                           (ii) take any action or omit to take any action which act or omission would reasonably be anticipated to have a Material Adverse Effect;

                           (iii) (a) enter into any contract out of the ordinary course of business or restricting in any material respect the conduct of its business, (b) make any loans or any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests and joint venture interests) of any other Person or any capital contribution to any other Person (an "INVESTMENT") (other than advances to the Company's employees in the ordinary course of business consistent with past custom and practice), (c) increase any officer's or employee's compensation, incentive arrangements or other benefits, except for hourly wage increases to hourly employees made in the ordinary course of business consistent with the Company's past custom and practice, (d) act to dissuade or discourage employees to continue their employment with the Company after the Closing, (e) redeem, purchase or otherwise acquire directly or indirectly any of its issued and outstanding capital stock, or any outstanding rights or securities exercisable or exchangeable for or convertible into its capital stock, or make any distribution or dividend to any of its shareholders or other Persons other than as contemplated by this Agreement, (f) amend its articles of incorporation or bylaws or issue or agree to issue any capital stock or any rights to acquire, or securities convertible into or exchangeable for, any of its capital stock other than as contemplated by this Agreement, (g) directly or indirectly engage in any transaction, arrangement or contract with any officer, director, shareholder or other insider or Affiliate of the Company which is not in the ordinary course of business consistent with past practice and at arm's length, (h) execute any guaranty, issue any debt or borrow any money other than intercompany Indebtedness with the Seller in the ordinary course of business consistent with past custom and practice, all of which will be paid at Closing or (i) buy or sell any assets out of the ordinary course of business consistent with past practice;

                           (iv) enter into any transaction, arrangement or contract except on an arm's length basis in the ordinary course of business consistent with past custom and practice;

                           (v) enter into any transaction, arrangement or contract with Applied Materials, Inc. or its subsidiaries other than those transactions, arrangements or contracts consistent with past practice; or

                           (vi) enter into any transaction, arrangement or contract or incur any expenditure relating to the construction of a facility in Portland, Oregon without the prior approval of the Purchasers.

Notwithstanding the foregoing, nothing in this Paragraph 4E shall prohibit the Company from taking any action or omitting to take any action as required or as expressly contemplated by this Agreement.

                  4F. FULL ACCESS. The Seller and the Company shall, and the Seller shall cause the Company to, afford, and cause its officers, directors, employees, attorneys, accountants and other agents to afford, to the Purchasers and their accounting, legal and other representatives and potential lenders, as well as their respective officers, employees, Affiliates and other agents, full and complete access at all reasonable times and during normal business hours to the Company's personnel and to business, financial, legal, tax, compensation and other data and information concerning the Company's affairs and operations, whether in the possession of the Seller or the Company. For purposes of this Agreement, "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For purposes of this Agreement, "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  4G. COMPLIANCE WITH AGREEMENTS AND LAWS. The Company shall, and the Seller shall cause the Company to, (i) comply with all material obligations pursuant to any contract or agreement, whether oral or written, express or implied and (ii) comply with all applicable laws in all material respects.

                  4H. PAYMENT OF OBLIGATIONS. The Company shall, and the Seller shall cause the Company to, pay and discharge when due and payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon unless contested in good faith by appropriate proceedings) and pay and discharge all claims for labor, materials or supplies in the ordinary course of business consistent with past practice.

                  4I. NOTICE OF MATERIAL DEVELOPMENTS. Each Party shall give written notice to the other Parties immediately upon becoming aware of (i) any of its representations or warranties to be not true in all material respects contained in Sections 5,6, 7 or 8 below, as the case may be, (ii) any breach of any covenant hereunder by such Party and (iii) any other material development affecting the ability of such Party to consummate the transactions contemplated by this Agreement.

                  4J. EXCLUSIVITY. None of the Company, the Seller or any of their respective Affiliates, representatives, officers, employees, directors, or agents shall, directly or indirectly, (i) submit, solicit, initiate, encourage or discuss with any third party any proposal or offer from any Person (other than the Purchasers in connection with the transactions contemplated hereby) or enter into any agreement or accept any offer relating to or consummate any (a) reorganization, liquidation, dissolution or recapitalization of the Company, (b) merger or consolidation involving the Company, (c) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of the Company (other than a purchase or sale of inventory or other assets in the ordinary course of business consistent with past custom and practice), or (d) similar transaction or business combination involving the Company or its assets (each of the foregoing transactions described in clauses (a) through (d), a "COMPANY TRANSACTION") or
(ii) furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Company and the Seller agrees to notify the Purchasers immediately if any Person makes any proposal, offer, inquiry or contact with respect to a Company Transaction. In the event that any of the Company or the Seller breaches the provisions of this Paragraph 4J and the transactions contemplated hereby are not consummated as a result of such breach, the Company shall promptly reimburse the Purchasers and its Affiliates for all out-of-pocket fees and expenses incurred before or after the date of this Agreement by the Purchasers and its Affiliates related to the transactions contemplated hereby, including fees and expenses of legal counsel, accountants and other consultants and advisors retained by the Purchasers in connection with the transactions contemplated hereby. The foregoing provisions are in addition to, and not in derogation of, any statutory or other remedy that the Purchasers may have for a breach of this Paragraph 4J.

                  4K. TAX MATTERS. Without the prior written consent of the Purchasers, neither the Seller nor the Company shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing in any material respect the present or future Tax liability or decreasing in any material respect any present or future Tax asset of the Company or the Purchasers.

                  4L. ACTIONS WITH RESPECT TO SHARES OF THE COMPANY. The Seller agrees that it shall not sell, redeem, convert, assign, exchange, transfer, pledge or otherwise dispose of or encumber any interest in the shares of capital stock of the Company (or any options to purchase equity securities of the Company), except as expressly contemplated by this Agreement. The Company shall not issue any shares or any rights convertible or exchangeable into or exercisable for shares of capital stock of the Company and shall cause all outstanding options to purchase shares of the Company's capital stock to be forfeited and be deemed canceled as of the Closing without any further consideration owing with respect thereto, other than (i) options to purchase
75.0 shares of common stock issued to Tom Schmidt and (ii) options to purchase
225.0 shares of common stock issued to Frank A. McBride III, all of which, in the case of clause (ii), shall have been canceled and deemed forfeited without cancellation.

                  4M. REQUIRED PRE-CLOSING CAPITAL EXPENDITURES. The parties acknowledge that the Seller should have incurred not less than $100,000 in additional Indebtedness which the Seller has not incurred as of the date hereof in connection with the construction of the Portland parts cleaning facility (the "REQUIRED EXPENDITURE") and therefore agree that for purposes of determining the amount of intercompany Indebtedness as of the Closing (including for purposes of Paragraph 1B(i)), in addition to amounts otherwise outstanding, the Company shall be deemed to have made the Required Expenditure as of the Closing although such amount has not been expended to date and whether or not such amount is actually expended hereafter.

                  Section 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER. As a material inducement to the Purchasers to enter into this Agreement and consummate the Merger, the Company and the Seller hereby represent and warrant to the Purchasers and Sub as follows:

                  5A. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, except where the failure to so qualify would not have a Material Adverse Effect, and each such jurisdiction is set forth on the ORGANIZATION SCHEDULE attached hereto. The Company possesses all requisite corporate power and authority necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and, subject to approval of this Agreement by the Company's shareholders, to perform, carry out and consummate the transactions contemplated by this Agreement. The copies of the Company's charter documents and code of regulations which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                  5B. AUTHORIZATION. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party, the Merger and the Redemption Transaction have been duly authorized by the Company. The Board of Directors of the Company has recommended approval of the foregoing by the Company's shareholders and has directed that this Agreement be submitted to a vote of shareholders. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

                  5C. CAPITAL STOCK AND RELATED MATTERS. As of the date hereof, the authorized capital stock of the Company consists of 2,600 shares of Company Common Stock, of which 1807.5000 shares are issued and outstanding and are held beneficially and of record by MPW Management as set forth on the CAPITALIZATION SCHEDULE attached hereto (free and clear of all Encumbrances (other than the security interest of Bank One, N.A. which will be released at Closing)) and of which 225.0000 shares are reserved for issuance upon exercise of stock options, and 500.0000 shares of Company Series A Preferred, of which 400.0000 shares are issued and outstanding and are held of record by the persons set forth on the CAPITALIZATION SCHEDULE. Except as set forth in the immediately preceding sentence and as set forth on the CAPITALIZATION SCHEDULE, the Company does not have and immediately prior to the Closing will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly provided in this Agreement. As of the date hereof and immediately prior the Closing, all of the outstanding shares of the Company's capital stock are or shall be validly issued, fully paid and nonassessable. There are no statutory or contractual shareholder preemptive rights or rights of first refusal or other similar restrictions with respect to the Recapitalization Transactions. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock and the consummation of the Recapitalization Transactions. To the Seller's and the Company's knowledge, there are no agreements or understandings between the Company's shareholders or among any other Person with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's governance.

                  5D. NONCONTRAVENTION. Except as set forth on the attached NONCONTRAVENTION SCHEDULE, the execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party, the Merger and the Redemption Transaction, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, the Company's articles of incorporation or code of regulations, or any law, statute, rule or regulation to which the Company is subject, or any agreement, Lease, contract, instrument, order, judgment or decree to which the Company is subject. Neither the Company nor the Seller is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and both have terminated all discussions with third parties (other than the Purchasers) regarding Company Transactions. For purposes of this Agreement, "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), or any subordination arrangement in favor of another Person.

                  5E. BROKERAGE. There are and shall be no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Company or the Seller is a party or to which the Company or the Seller is subject.

                  5F. SUBSIDIARIES; INVESTMENTS. The Company does not own, directly or indirectly, any Subsidiary or hold the right to acquire any stock, partnership, interest, membership interests, joint venture interest or any other security or interest in any other Person other than Chemetal, Inc. For purposes of this Agreement, "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  5G. FINANCIAL STATEMENTS. Attached hereto as the FINANCIAL STATEMENTS SCHEDULE are (i) the unaudited balance sheet of the Company as of December 31, 1998 and as of December 31, 1999 (such balance sheet, the "LATEST BALANCE SHEET") and the related statement of income and cash flows (or the equivalent) for the twelve months ended December 31, 1999 and (ii) the unaudited balance sheet of the Company as of March 31, 2000 and the related statement of income and cash flows for the three months then ended. Each of the foregoing financial statements

(including in all cases the notes thereto, if any), is accurate and complete, is consistent with the books and records of the Company (which, in turn, are accurate and complete), fairly presents the financial condition and operating results of the Company and has been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods covered thereby (and, as referred to elsewhere, in a manner consistent with the Latest Balance Sheet attached hereto, "GAAP"), subject in the case of the unaudited financial statements to the absence of footnote disclosures (none of which footnote disclosures would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, cash flow, net worth or prospects of the Company).

                  5H. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached LIABILITIES SCHEDULE, the Company has no obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth on the face of the Latest Balance Sheet or the notes thereto, (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable laws, breach of contract, breach of warranty (in excess of any warranty reserve specifically established with respect thereto and included on the Latest Balance Sheet), tort, infringement, claim or lawsuit) and (iii) other liabilities and obligations expressly disclosed in the Schedules referred to in this Section 5.

                  5I. COMPLIANCE WITH LAWS; PERMITS; CERTAIN OPERATIONS. Except as set forth on the attached COMPLIANCE SCHEDULE:

                           (i) The Company has complied and is in compliance with all applicable laws, ordinances, codes, rules, orders, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of its business and the maintenance and operation of its properties and assets. No notices have been received by and no claims have been filed against the Company alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations.

                           (ii) The Company holds and is in compliance with all permits, licenses, approvals, registrations and other authorizations (including OSHA ratings) of all foreign, federal, state and local governmental agencies required for the conduct of its business and the ownership and operation of its properties and assets (including as the same relate to Environmental and Safety Requirements), and the attached LEGAL COMPLIANCE AND PERMITS SCHEDULE sets forth a list of all of such material permits, licenses, approvals, registrations and other authorizations. No notices have been received by the Company alleging the failure to hold any of the foregoing. All of such permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations will be available for use by the Company immediately after the Closing.

                  5J. ASSETS. Except as set forth on the attached ASSETS SCHEDULE, the Company has good and valid title to, a valid leasehold interest in, or a valid license to use, the properties and assets, tangible or intangible, used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto). Except as set forth on the attached ASSETS SCHEDULE, all of the Company's buildings, equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in all material respects in good condition and repair (ordinary wear and tear excepted), free from defects and are fit for use in the ordinary course of the Company's business as presently conducted and as presently proposed to be conducted. All such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances. Except as set forth on the attached ASSETS SCHEDULE, the Company owns, has a valid leasehold interest in, or has a valid license to use, all of the material assets, properties and rights, whether tangible or intangible, necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

                  5K. REAL PROPERTY. The Company does not own any real property and is not a party to any agreement or option to purchase real property. The REAL PROPERTY SCHEDULE attached hereto sets forth a list of all of the leases, subleases and licenses, including all amendments or modifications thereto ("LEASES"), of real property (the "LEASED REAL PROPERTY") in which the Company has a leasehold, subleasehold and licensed interest. With respect to each Lease listed on the attached REAL PROPERTY SCHEDULE except as otherwise noted on the REAL PROPERTY SCHEDULE: (i) such Lease is legal, valid and binding and enforceable in accordance with its terms and such Lease is in full force and effect, (ii) there are no disputes, oral agreements, breaches, defaults or forbearance programs in effect as to such Lease (and no event has occurred (including the consummation of the transactions contemplated hereby) which, with the lapse of time or the giving of notice or both, would constitute a breach or default or permit termination, modification or acceleration under such Lease) and (iii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Lease. Except for the Leased Real Property, there is no real property which is leased or otherwise used in the Company's business.

                  5L. LITIGATION, ETC. Except as set forth on the attached LITIGATION SCHEDULE, there are no (and, during the two years preceding the date hereof, there have not been any) outstanding injunctions, judgments, decrees, rulings, settlements or charges or actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims ("LITIGATION") pending or, to the Seller's or the Company's knowledge, threatened against or affecting the Company (or to the Seller's or the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to its business or proposed business activities), or pending or threatened by the Company against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; to the Seller's or the Company's knowledge, there is no basis for any of the foregoing; and during the five years preceding the date hereof, there has been no material Litigation. The foregoing includes actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Except as set forth on the LITIGATION SCHEDULE, the Company is fully insured with respect to each of the matters set forth on the LITIGATION SCHEDULE. The Company is not subject to any judgment, order or decree of any court or other governmental agency, and the Company has not received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which could have a Material Adverse Effect.

                  5M. CONTRACTS AND COMMITMENTS.

                           (i) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE, the attached REAL PROPERTY SCHEDULE, the attached INTELLECTUAL PROPERTY SCHEDULE, the attached EMPLOYEES SCHEDULE or the attached EMPLOYEE BENEFITS SCHEDULE, the Company is not a party to or bound by any written or oral:

                           (a) pension, profit sharing, stock option, employee
                  stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, whether formal or informal;

                           (b) collective bargaining agreement or any other
                  contract with any labor union, or severance agreements, programs, policies or arrangements;

                           (c) management agreement, contract for the employment
                  of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual cash or other compensation in excess of $50,000 or providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

                           (d) contract or agreement requiring the consent of
                  any party thereto upon a change in control of the Company, containing any provision which would result in a modification of any rights or obligations of any party thereunder upon a change in control of the Company or which would provide any party any remedy (including rescission or liquidated damages) in the event of a change in control of the Company;

                           (e) contract under which it has advanced or loaned
                  monies to any other Person or otherwise agreed to advance, loan or invest any funds (other than advances to the Company's employees in the ordinary course of business consistent with past practice or amounts less than $50,000 in the aggregate);

                           (f) agreement or indenture relating to borrowed money
                  or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any letter of credit arrangements;

                           (g) guaranty of any obligation for borrowed money or
                  otherwise (other than endorsements made for collection in the ordinary course of business);

                           (h) lease or agreement under which the Company is
                  lessee of or holds or operates any personal property owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000;

                           (i) lease or agreement under which the Company is
                  lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

                           (j) nondisclosure or confidentiality agreements;

                           (k) local service agreements (including cleaning,
                  guard service, lawn and snow removal) and maintenance agreements (including vehicle and equipment maintenance agreements) involving annual payments in excess of $50,000;

                           (l) contract or group of related contracts with the
                  same party or group of affiliated parties for the purchase of raw materials, commodities, supplies, products, equipment or other personal property or for the receipt of services under which the undelivered balance of such products and services has a selling price in excess of $50,000;

                           (m) contract or group of related contracts with the
                  same party or group of affiliated parties for the sale of raw materials, commodities, supplies, products or other personal property or for the furnishing of services under which the undelivered balance of such products or services due from the Company has a selling price in excess of $50,000;

                           (n) other contract or group of related contracts with
                  the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by the Company upon 30 days' or less notice without penalty or involving more than $50,000;

                           (o) contract or group of related contracts expressly
                  requiring the payment of any fee, penalty or liquidated damages by the Company in the event of any failure to perform or late performance of such contract or contracts by the Company;

                           (p) open purchase orders for the purchase or sale of
                  equipment or services in excess of $50,000;

                           (q) contract relating to the marketing, sale,
                  advertising or promotion of its products;

                           (r) agreements relating to the ownership of or
                  investments in any business or enterprise, including investments in joint ventures and minority equity investments;

                           (s) assignment, license, indemnification or other
                  agreement with respect to any intangible property (including any Intellectual Property Rights);

                           (t) agreement under which it has granted any Person
                  any registration rights (including demand or piggyback registration rights);

                           (u) broker, agent, sales representative, sales or
                  distribution agreement or agreement relating to the export and/or import of any goods or equipment;

                           (v) power of attorney or other similar agreement or
                  grant of agency;

                           (w) contract or agreement prohibiting it from freely
                  engaging in any business or competing anywhere in the world;
                  or

                           (x) other agreement which is material to its
                  operations or business prospects or involves an annual consideration in excess of $50,000, whether or not in the ordinary course of business.

                           (ii) All of the contracts, agreements and instruments set forth or required to be set forth on the attached CONTRACTS SCHEDULE are, with respect to the Company and, to the knowledge of the Seller and the Company, with respect to any third party, valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which the Company is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any contract, agreement or instrument to which the Company is subject; the Company has no present expectation or intention of not fully performing on a timely basis all such obligations required to be performed by the Company under any contract, agreement or instrument to which the Company is subject; no partially-filled or unfilled customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and neither the Seller nor the Company has any knowledge of any breach or cancellation or anticipated cancellation by the other parties to any contract, agreement, instrument or commitment to which it is a party. The Company is not a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

                           (iii) The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

                  5N. ACCOUNTS RECEIVABLE. Except as set forth on the attached ACCOUNTS RECEIVABLE SCHEDULE, all accounts receivable reflected on the Latest Balance Sheet and all accounts receivable to be reflected on the Company's books and records as of the Closing Date (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) are or shall be valid receivables arising in the ordinary course of business, and are or shall be current and collectible, subject to no valid counterclaims or setoffs, at the aggregate recorded amount therefor as shown on the Latest Balance Sheet and on the Company's records as of the Closing Date, (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP). Except as set forth on the attached ACCOUNTS RECEIVABLE SCHEDULE, no Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

                  5O. INVENTORY. Except as set forth on the INVENTORY SCHEDULE, the inventory of the Company shown on the Latest Balance Sheet and the inventory of the Company to be reflected on the Closing Balance Sheet, net of the reserves applicable thereto determined in accordance with GAAP, consists (or will consist) of a quantity and quality usable and saleable in the ordinary course of the Company's business, is not (or will not be) slow-moving, obsolete or damaged, is (or will be) merchantable and fit for its intended use, and is not (or will not be) defective.

                  5P. NO MATERIAL ADVERSE EFFECT. Since December 31, 1999, there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse Effect. Since June 30, 1999, the Company has conducted its business only in the ordinary course of business consistent with the Seller's past practice.

                  5Q. ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached DEVELOPMENTS SCHEDULE, since December 31, 1999, the Company has not:

                           (i) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

                           (ii) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice;

                           (iii) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                           (iv) declared, set aside or made any payment or distribution of cash or other property to any of the Company's shareholders with respect to such shareholder's capital stock or other equity securities or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities);

                           (v) mortgaged or pledged any of its properties or assets or subjected them to any Lien;

                           (vi) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

                           (vii) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights or other intangible assets, disclosed any material proprietary confidential information to any Person (other than to the Purchasers and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

                           (viii) made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts described on the attached CONTRACTS SCHEDULE), or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement;

                           (ix) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $50,000 in the aggregate;

                           (x) made capital expenditures or commitments therefor that aggregate in excess of $50,000;

                           (xi) delayed or postponed the payment of any accounts payable or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or accelerated the collection of any accounts or notes receivable;

                           (xii) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons (other than advances to the Company's employees in the ordinary course of business consistent with past practice);

                           (xiii) made any charitable contributions or pledges exceeding in the aggregate $50,000;

                           (xiv) suffered any damage, destruction or casualty loss exceeding in the aggregate $50,000, whether or not covered by insurance;

                           (xv) made any change in any method of accounting or accounting policies, other than those required by GAAP which have been disclosed in writing to the Purchasers, or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice;

                           (xvi) made any Investment in or taken any steps to incorporate any Subsidiary;

                           (xvii) amended its articles of incorporation, by-laws or other organizational documents;

                           (xviii) entered into any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business;

                           (xix) entered into any contract other than in the ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

                           (xx) agreed, whether orally or in writing, to do any of the foregoing.

Neither the Seller nor any of its stockholders have at any time made any payments for political contributions or any bribes, kickback payments or other illegal payments.

                  5R. TAX MATTERS.

                           (i) Except as set forth on the attached TAXES
                  SCHEDULE:

                           (a) the Company has timely filed all Tax Returns
                  which it is required to file under applicable laws and regulations, and all such Tax Returns are true, complete and accurate and have been prepared in compliance with all applicable laws and regulations;

                           (b) the Company has paid all Taxes due and owing by
                  it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party;

                           (c) the Company has not waived any statute of
                  limitations with respect to any Taxes or agreed to any extension of time for filing any Tax Return which has not been filed; and the Company has not consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any taxing authority;

                           (d) the accrual for Taxes on the Latest Balance Sheet
                  would be adequate to pay all Tax liabilities of the Company if its current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income);

                           (e) since the date of the Latest Balance Sheet, the
                  Company has not incurred any liability for Taxes other than in the ordinary course of business;

                           (f) no action, suit, taxing authority proceeding or
                  audit is now in progress, pending or, to the Seller's or the Company's knowledge, threatened against or with respect to the Company;

                           (g) no deficiency or proposed adjustment which has
                  not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company;

                           (h) no claim has ever been made by a taxing authority
                  in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction;

                           (i) the Company has not been a member of an
                  Affiliated Group other than the one of which Seller is the common parent, or filed or been included in a combined, consolidated or unitary income Tax Return other than the one filed by Seller;

                           (j) the Company is not a party to or bound by any Tax
                  allocation or Tax sharing agreement other than Tax allocation and Tax sharing agreements to which no Person other than members of Seller's Affiliated Group is a party;

                           (k) there are no Liens for Taxes (other than for
                  current Taxes not yet due and payable) upon the assets of the Company;

                           (l) the Company shall not be required to (i) as a
                  result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law) executed on or before the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, (iii) as a result of any sale reported on the installment method where such sale occurred on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date or (iv) as a result of any prepaid amount received on or prior to the Closing Date, include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date;

                           (m) the Company has not made an election under
                  Section 341(f) of the Code;

                           (n) the Company has not made any payment, and is not
                  and will not become obligated (under any contract entered into on or before the Closing Date) to make any payment, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law); and

                           (o) the Company is not presently liable for the Taxes
                  of another Person (1) under Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (2) as a transferee or successor or (3) by contract or indemnity or otherwise.

                           (ii) For purposes of this Agreement:

                           (a) "AFFILIATED GROUP" means any affiliated group as
                  defined in Code ss.1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which the Company was a member.

                           (b) "CODE" means the Internal Revenue Code of 1986,
                  as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                           (c) "TAX" or "TAXES" means federal, state, county,
                  local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                           (d) "TAX RETURN" means any return, information report
                  or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                           (e) "TREASURY REGULATIONS" means the United States
                  Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                  5S. INTELLECTUAL PROPERTY RIGHTS.

                           (i) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or, to the Seller's or the Company's knowledge, used by the Company, (b) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of the Company, and (c) material unregistered Intellectual Property Rights owned or used by the Company. The attached INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses, royalty agreements and other rights granted by the Company to any third party with respect to any Intellectual Property Rights and all licenses, royalty agreements and other rights granted by any third party to the Company with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, the Company owns and possesses all right, title and interest to, or has the right to use pursuant to a valid and enforceable license, all Intellectual Property Rights necessary for the operation of its business as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Without limiting the generality of the foregoing, the Company owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by or under the direction or supervision of the Seller relating to the business of the Company or to the actual or demonstratively anticipated research or development conducted by the Company. To the knowledge of the Seller and the Company, it is not and will not be necessary to utilize any Intellectual Property Rights of any of its employees developed, invented or made prior to their employment by the Company except for any such Intellectual Property Rights that have previously been assigned to the Company. Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company has not had and would not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Intellectual Property Right is threatened, pending or, to the Seller's and the Company's knowledge, reasonably foreseeable. The Company has taken commercially reasonable steps to maintain and protect the Intellectual Property Rights which it owns and uses. To the Seller's and the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company have taken commercially reasonable action to maintain and protect the Intellectual Property Rights which are subject to such licenses.

                           (ii) Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, (a) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by the Company and, to the Seller's and the Company's knowledge, there is no basis for any such claim, (b) the Company has not received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that the Company license any rights from a third party), (c) to the Seller's and the Company's knowledge, the conduct of the Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (d) to the Seller's and the Company's knowledge, the

         Intellectual Property Rights owned by or licensed to the Company has not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement will have no material adverse effect on the Company's right, title or interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE and all of such Intellectual Property Rights shall be owned or available for use by the Company on substantially identical terms and conditions immediately after the Closing.

                           (iii) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" means all (a) patents, patent applications, patent disclosures and inventions, (b) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (c) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, data bases and documentation thereof, (f) trade secrets and other confidential or proprietary information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (g) other Intellectual Property Rights and (h) copies and tangible embodiments thereof (in whatever form or medium).

                  5T. INSURANCE. The attached INSURANCE SCHEDULE contains a description of each insurance policy maintained by the Company with respect to its properties, assets and business, and each such policy shall be in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it, and the Company has never been denied insurance coverage. Except as set forth on the attached INSURANCE SCHEDULE, the Company has no self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

                  5U. EMPLOYEES. To the Seller's and the Company's knowledge, no executive or key employee of the Company and no material group of employees of the Company has any plans to terminate employment with the Company. To the Seller's and the Company's knowledge, the Company has no material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). None of the Company, the Seller nor, to the Seller's and the Company's knowledge, any of its other employees or consultants are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or other agreement or judgment, decree or order of any court or administrative agency, relating to, affecting or in conflict with the present or proposed business activities of the Company or such Person's duties to the Company, except for agreements between the Company and its present and former employees. The Company has not received any notice alleging that any violation of any such agreements has occurred.

                  5V. EMPLOYEE BENEFITS.

                           (i) The attached EMPLOYEE BENEFITS SCHEDULE sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each other employee benefit plan, program or arrangement at any time maintained, sponsored, or contributed to by the Company. Each such item listed on the attached EMPLOYEE BENEFITS SCHEDULE is referred to herein as a "PLAN" and collectively as the "PLANS."

                           (ii) The Company does not maintain, contribute to, or have any liability or potential liability under (or with respect to) any "defined benefit plan" (as defined in Section 3(35) of ERISA), or any "multiemployer plan" (as defined in Section 3(37) of ERISA). No asset of the Company is subject to any lien under ERISA or the Code. There are no pending or threatened actions, suits, investigations or claims with respect to any Plan (other than routine claims for benefits) which could result in material liability to the Company.

                           (iii) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of such Plan.

                           (iv) Each of the Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with their terms and in compliance with the applicable provisions of ERISA, the Code, and any other applicable laws. With respect to each Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the Closing Date have been made or properly accrued.

                           (v) Each Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA") has been administered in compliance with such requirements. No Plan provides medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of the Company other than as required pursuant to COBRA or applicable State law.

                           (vi) With respect to each Plan, the Company has provided the Purchasers with true, complete and correct copies of (to the extent applicable): (A) all documents pursuant to which the Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, and any insurance contracts or service provider agreements); (B) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (with applicable attachments); and (C) the most recent determination letter received from the Internal Revenue Service.

                           (vii) For purposes of this Paragraph 5V, the term "COMPANY" includes all organizations under common control with the Company pursuant to Section 414 of the Code.

                  5W. ENVIRONMENTAL AND SAFETY MATTERS.

                           (i) The Company has complied with and is in compliance with all Environmental and Safety Requirements. The Company has not received any oral or written notice, report or information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities relating to it or its facilities arising under Environmental and Safety Requirements. Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

                           (ii) None of the following exists at any property or facility owned, occupied or operated by the Company: underground storage tanks; asbestos-containing material in any form or condition; materials or equipment containing polychlorinated biphenyls; or landfills, surface impoundments or other disposal areas.

                           (iii) The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements. The Company has not, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

                           (iv) For purposes of this Agreement:

                           (a) "CERCLA" means the Comprehensive Environmental
                  Response, Compensation, and Liability Act of 1980, as amended.

                           (b) "ENVIRONMENTAL AND SAFETY REQUIREMENTS" shall
                  mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

                           (c) "RELEASE" shall have the meaning set forth in
                  CERCLA.

                  5X. AFFILIATED TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, shareholder, employee or Affiliate of the Company or, to the Seller's and the Company's knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company (including any Intellectual Property Rights).

                  5Y. NAMES AND LOCATIONS. Except as set forth on the attached NAMES AND LOCATIONS SCHEDULE, since the inception of the Company, neither the Company nor any of its former Subsidiaries has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the tangible assets and properties of the Company are based at the locations set forth on the attached NAMES AND LOCATIONS SCHEDULE.

                  5Z. SUPPLIERS AND CUSTOMERS. The SUPPLIERS AND CUSTOMERS SCHEDULE attached hereto accurately sets forth a list of the top ten customers and suppliers of the Company by dollar volume of sales and purchases, respectively, for the year ended December 31, 1999. The Company has not received any indication from any material supplier to the effect that, and the Company has no reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise). The Company has not received any indication from any material customer of the Company to the effect that, and the Company has no reason to believe that, such customer will stop, or materially decrease the rate of, buying products of the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

                  5AA. INDEBTEDNESS. Except as set forth on the attached INDEBTEDNESS SCHEDULE, the Company has no Indebtedness. Immediately after the Closing, the Surviving Corporation shall have no Indebtedness, other than the obligations under the Surviving Corporation's senior financing arrangements entered into in connection with the transactions contemplated hereby. "INDEBTEDNESS" means (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money (including, without limitation, indebtedness evidenced by issued but uncashed checks or as amounts drawn against overdraft lines of credit), (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(iv) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not more than three months past due), (v) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (vi) any amounts due from the Company to any Affiliates, (vii) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (viii) any fees, penalties (including any prepayment or similar penalties triggered upon the consummation of the transactions contemplated hereunder) or accrued and unpaid interest on any of the foregoing,
(ix) any accrued but unpaid expenses of the Seller in connection with the consummation of the transactions contemplated by this Agreement and (x) any incurred but unpaid obligations relating to terminated employees.

                  5BB. DISCLOSURE. Neither this Agreement, any of the Exhibits or Schedules attached hereto nor any of the written statements, documents, certificates or other items prepared and supplied to the Purchasers by or on behalf of the Company or the Seller with respect to the transactions contemplated hereby, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its shareholders, officers, directors or executive employees is aware which has had or could reasonably be expected to have a Material Adverse Effect.

                  5CC. CLOSING DATE. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to the Purchasers pursuant to this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties except for those representations and warranties which by their terms are made as of a specified date.

                  Section 6. REPRESENTATIONS AND WARRANTIES OF THE SELLER. As a material inducement to the Purchasers and Sub to enter into this Agreement and to consummate the Merger, the Seller hereby represents and warrants to the Purchasers, Sub and the Company as follows:

                  6A. CAPACITY; POWER AND AUTHORITY. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Seller possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

                  6B. AUTHORIZATION; NO BREACH. Except as set forth on the attached SELLER AUTHORIZATION SCHEDULE, this Agreement and all other agreements contemplated hereby to which the Seller is a party, when executed and delivered by the Seller in accordance with the terms hereof, shall each constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. Except as set forth on the attached SELLER AUTHORIZATION SCHEDULE the execution and delivery by the Seller of this Agreement and all other agreements contemplated hereby to which the Seller is a party, the Merger, the Redemption Transaction and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller, do not and shall not

(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) result in the creation of any Lien, security interest, charge or encumbrance upon the Seller's assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, or any law, statute, rule or regulation to which the Seller is subject, or any agreement, instrument, order, judgment or decree to which the Seller is subject.

                  6C. TITLE TO SHARES, ETC. MPW Management is the record and beneficial owner of, and has good and marketable title to, the Repurchased Shares, free and clear of all Liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever (collectively, "ENCUMBRANCES"), other than the security interest of Bank One, N.A. which will be released as of the Closing Date. At the Closing, the Seller shall sell to the Surviving Corporation good and marketable title to the Repurchased Shares free and clear of all Encumbrances.

                  6D. BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Seller is a party or to which the Seller is subject. The Seller shall pay, and hold the Company, the Surviving Corporation and the Purchasers harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  6E. LITIGATION, ETC. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Seller's knowledge, threatened against or affecting the Seller in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

                  6F. COMPANY TRANSACTIONS. The Seller is not a party to or bound by any agreement with respect to a Company Transaction other than this Agreement, and the Seller has terminated all discussions with third parties (other than the Purchasers) regarding Company Transactions.

                  6G. CLOSING DATE. The representations and warranties of the Seller contained in this Section 6 and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Seller to the Purchasers pursuant to this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties except for those representations and warranties which by their terms are made as of a specified date.

                  Section 7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. As a material inducement to the Company and the Seller to enter into this Agreement, consummate the Redemption Transaction and take the other actions set forth in Section 1, the Purchasers hereby represent and warrant to the Company and the Seller as follows:

                  7A. ORGANIZATION, POWER AND AUTHORITY. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

                  7B. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party have been duly authorized by such Purchaser. This Agreement and all other agreements contemplated hereby to which such Purchaser is a party, when executed and delivered by such Purchaser in accordance with the terms hereof, shall each constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms. The execution and delivery by such Purchaser of this Agreement and all other agreements contemplated hereby to which such Purchaser is a party, the Merger, the Redemption Transaction and the fulfillment of and compliance with the respective terms hereof and thereof by such Purchaser, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of or
(v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of such Purchaser, or any law, statute, rule or regulation to which such Purchaser is subject, or any agreement, instrument, order, judgment or decree to which such Purchaser is subject.

                  7C. OWNERSHIP OF MERGER SUB; DIRECTORS AND OFFICERS. The authorized capital stock of Sub is held beneficially and of record by the Purchasers (free and clear of all Encumbrances). The directors and officers of Sub are set forth on the attached SUB DIRECTORS AND OFFICERS SCHEDULE.

                  7D. BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which such Purchaser is a party or to which such Purchaser is subject. Such Purchaser shall pay, and hold the Company, the other Purchasers and the Seller harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  7E. CLOSING DATE. The representations and warranties of such Purchaser contained in this Section 7 and elsewhere in this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

                  Section 8. REPRESENTATIONS AND WARRANTIES OF SUB. As a material inducement to the Company and the Seller to enter into this Agreement, consummate the Merger and the Redemption Transaction and take the other actions set forth in Section 1, the Purchasers and Sub hereby represents and warrants to the Company and the Seller as follows:

                  8A. ORGANIZATION, POWER AND AUTHORITY. Sub is duly organized, validly existing and in good standing under the laws of Ohio. Sub possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

                  8B. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Sub is a party have been duly authorized by Sub. This Agreement and all other agreements contemplated hereby to which Sub is a party, when executed and delivered by Sub in accordance with the terms hereof, shall each constitute a valid and binding obligation of Sub, enforceable in accordance with its terms. The execution and delivery by Sub of this Agreement and all other agreements contemplated hereby to which Sub is a party, the Merger, the Redemption Transaction and the fulfillment of and compliance with the respective terms hereof and thereof by Sub, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the passage of time, the giving of notice or both), (iii) give any third party the right to modify, terminate or accelerate any obligation under, (iv) result in a violation of or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of Sub, or any law, statute, rule or regulation to which Sub is subject, or any agreement, instrument, order, judgment or decree to which Sub is subject.

                  8C. CAPITAL STOCK AND RELATED MATTERS. Immediately prior to the Closing, the authorized capital stock of Sub shall consist of 25,000,000 shares of New Common Stock, of which 8,000,000 shares shall be issued and outstanding and held beneficially and of record by the Purchasers (free and clear of all Encumbrances), and 50,000 shares of New Series A Preferred, of which 18,000 shares shall be issued and outstanding and held of record by the Purchasers. Except as set forth in the immediately preceding sentence, Sub does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. Sub is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, other than as expressly provided in this Agreement. As of the Closing Date, all of the outstanding shares of Sub's capital stock are or shall be validly issued, fully paid and nonassessable. There are no statutory or contractual shareholder preemptive rights or rights of first refusal or other similar restrictions with respect to the Merger or the Redemption Transaction. Sub has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock and the Merger and Redemption Transaction hereunder and the grant of any stock options under the Management Equity Plan. There are no agreements or understandings between Sub's shareholders or among any other Person with respect to the voting or transfer of Sub's capital stock or with respect to any other aspect of Sub's governance.

                  8D. LITIGATION, ETC. There are no outstanding injunctions, judgments, decrees, rulings, settlements or charges or actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to Sub's knowledge, threatened against or affecting Sub

(or to Sub's knowledge, pending or threatened against or affecting any of the officers or directors of Sub with respect to its business or proposed business activities), or pending or threatened by Sub against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); Sub is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to Sub's knowledge, there is no basis for any of the foregoing. Sub has not received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which could have a Material Adverse Effect.

                  8E. AVAILABLE FUNDS. The financing contemplated by the financing proposal delivered by certain banks and other financial institutions to the Purchasers (assuming the satisfaction of the conditions set forth herein and therein), together with the equity of Sub, is sufficient to pay the Estimated Repurchase Price in accordance with the terms and conditions set forth herein and $12,156,000 of Indebtedness owed to the Seller.

                  8F. BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which Sub is a party or to which Sub is subject. Sub shall pay, and hold the Company, the Purchasers and the Seller harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

                  8G. CLOSING DATE. The representations and warranties of Sub contained in this Section 8 and elsewhere in this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

                  Section 9. INDEMNIFICATION AND OTHER AGREEMENTS.

                  9A. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Subject to the limitations set forth in this Paragraph 9A, all representations, warranties, covenants and agreements in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any Party to another Party in connection with this Agreement shall survive the Closing, regardless of any investigation made by any Party or on its behalf, the knowledge of any such Party's officers, directors, partners, members, employees or agents or the acceptance of any certificate or opinion. The Seller or the Purchasers, as the case may be, will not be liable pursuant to Paragraph 9B with respect to any claim for the breach or inaccuracy of any representation or warranty of the Company or the Seller unless written notice of a claim thereof is delivered to the Seller or the Purchasers, as appropriate, prior to the Survival Date. For purposes of this Agreement, the term "SURVIVAL DATE" shall mean the third anniversary of the Closing Date, EXCEPT that the Survival Date with respect to the following Losses shall be as follows: (1) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and/or the Seller set forth in Paragraphs 5I (Compliance with Laws; Permits; Certain Operations), 5R (Tax Matters) and 5V (Employee Benefits), the Survival Date shall be the 60th day after expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled); (2) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and/or the Seller set forth in Paragraph 5W (Environmental, Health and Safety Matters), the Survival Date shall be the fifth anniversary of the Closing Date; and (3) with respect to any Loss arising from or related to a breach of the representations and warranties of the Company and/or the Seller set forth in Paragraphs 5A (Organization), 5B (Authorization), 5C (Capital Stock and Related Matters) (other than the last three sentences thereof), 5E (Brokerage), the first sentence of 5J (Assets) and Section 6, such representations and warranties (collectively, the "UNLIMITED WARRANTIES") shall not expire. The Parties agree that so long as written notice is given on or prior to the Survival Date with respect to such claim, the representations and warranties with respect to such breach shall continue to survive until such matter is resolved and the Seller shall be required to indemnify the Company Parties for all Losses (subject to the limitations set forth in Paragraph 9B below) which the Company Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

                  9B. GENERAL INDEMNIFICATION.

                           (i) INDEMNIFICATION BY THE SELLER. The Seller shall indemnify each of the Surviving Corporation and the Purchasers and their respective Affiliates, shareholders (other than the Seller), partners, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "COMPANY PARTIES") and save and hold each of them harmless against and pay on behalf of or reimburse such Company Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "LOSSES"), which any such Company Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Company or the Seller under this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates or other instruments or documents furnished by the Company or the Seller pursuant to this Agreement; (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Company or the Seller under this Agreement or any of the Schedules and Exhibits attached hereto required to be performed or complied with by the Company or the Seller; (c) any claim by any Person (other than the Purchasers) with respect to, or arising as a result of, any Company Transaction (other than the Company Transaction that is the subject of this Agreement); or
         (d) any of the matters set forth on the INDEMNIFICATION SCHEDULE attached hereto; PROVIDED THAT the Seller shall not have any liability under clause (a) above (other than with respect to the Unlimited Warranties and the representations and warranties set forth in Paragraphs 5R(Tax Matters) and 5AA (Indebtedness)) unless the aggregate of all Losses relating thereto for which the Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $250,000 (at which point the Seller will be obligated to indemnify the Company Parties from and against all such Losses relating back to the first dollar); and PROVIDED, FURTHER, that the Seller's aggregate liability under clause (a) above (other than with respect to the Unlimited Warranties and the representations and warranties set forth in Paragraphs 5W (Environmental, Health and Safety Matters), 5AA (Indebtedness) and 6R(Tax Matters)) shall in no event exceed $7,500,000 (it being understood, however, that nothing in this Agreement (including this Paragraph 9B) shall limit or restrict any of the Company Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or deceit). All indemnification payments under this Paragraph 9B shall be deemed to be adjustments to the Repurchase Price set forth in Paragraph 1B above.

                           (ii) INDEMNIFICATION BY THE PURCHASERS. The
         Purchasers shall indemnify the Seller, the Surviving Corporation and their Affiliates, shareholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the "PURCHASERS INDEMNIFIED PARTIES") and hold them harmless against any Losses which the Purchasers Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (a) any breach of any representation or warranty of the Purchasers or the Merger Sub under this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates or other instruments or documents furnished by the Purchasers pursuant to this Agreement; or (b) any nonfulfillment or breach of any covenant, agreement or other provision by the Purchasers or the Merger Sub under this Agreement or any of the Schedules and Exhibits attached hereto.

                           (iii) INDEMNIFICATION BY THE SURVIVING CORPORATION. The Surviving Corporation shall indemnify the Seller and its Affiliates (collectively, the "SELLER INDEMNIFIED PARTIES") and hold them harmless against any Losses which the Seller Indemnified Parties may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any liability or obligation for payment or performance under the agreements identified on the attached SELLER INDEMNIFICATION SCHEDULE, but only to the extent such liability or obligation is attributable to and becomes due and payable during periods following the Closing (but not including any liability or obligation arising with respect to noncompliance with law, breach of contract or warranty, tort, infringement claim or lawsuit).

                           (iv) MANNER OF PAYMENT. Any indemnification of the Company Parties or the Purchaser Indemnified Parties pursuant to this Paragraph 9B shall be effected by wire transfer of immediately available funds from the Seller or the Purchasers, as the case may be, to an account designated by any Company Party or Purchaser Indemnified Party, as the case may be, within 15 days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment or, at the discretion of the Surviving Corporation, by set-off against the New Series A Preferred and New Common Stock.

                           (v) DEFENSE OF THIRD PARTY CLAIMS. Any Person making a claim for indemnification under this Paragraph 9B (an "INDEMNITEE") shall notify the indemnifying party (an "INDEMNITOR") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof;

         PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a reputable counsel reasonably acceptable to the Indemnitee to be the lead counsel in connection with such defense; PROVIDED THAT prior to the Indemnitor assuming control of such defense it shall first
         (a) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification and that it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (b) enter into an agreement with the Indemnitee in form and substance satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; and PROVIDED, FURTHER, that:

                           (a) the Indemnitee shall be entitled to participate
                  in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED THAT the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor or that are specifically authorized by the Indemnitor);

                           (b) the Indemnitor shall not be entitled to assume
                  control of such defense and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) the Indemnitee has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; or (5) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                           (c) if the Indemnitor shall control the defense of
                  any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

                           (vi) CERTAIN WAIVERS AND CONSENTS. The Seller hereby agrees that it shall not make any claim for indemnification hereunder against the Surviving Corporation by reason of the fact that it is or was a shareholder or agent of the Company or the Surviving Corporation or is or was serving at the request of the Company as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Company Parties against the Seller pursuant to this Agreement and the Seller hereby acknowledges and agrees that the Seller shall have no claims or right to contribution or indemnity from the Company or the Surviving Corporation with respect to any amounts paid by the Seller pursuant to this Paragraph 9B. Nothing in this Paragraph 9B(vi), however, shall prohibit, restrict or modify any right of the Seller to receive indemnification from the Surviving Corporation to the extent the Seller is otherwise entitled to indemnification pursuant to the Articles of Incorporation of the Company or the Surviving Corporation and applicable law with respect to any claim which does not give rise to or evidence the existence of a breach of any of the representations, warranties, covenants or agreements of the Company or the Seller contained in this Agreement and which does not give rise to or evidence the existence of an indemnification obligation by the Seller pursuant to this Paragraph 9B.

                           (vii) ASSIGNMENT OF CERTAIN RIGHTS. In the event any Company Party makes an indemnification claim against the Seller for which such Company Party also has a valid indemnification claim against a third party under those agreements listed on the attached ASSIGNMENT OF RIGHTS SCHEDULE, such Company Party shall assign its rights to make such indemnification claim to the Seller in exchange for the Seller's satisfaction in full of all of the Company Parties' indemnification claim against the Seller. The Surviving Corporation shall not, without the prior written consent of the Seller, amend or modify the indemnification obligations of any such third party to the Company or the Seller under the agreements listed on the ASSIGNMENT OF RIGHTS
         SCHEDULE in a manner that would be adverse to the Seller after giving effect to this Paragraph 9B(vii).

                  9C. PRESS RELEASE AND ANNOUNCEMENTS. Unless and only to the extent required by law (in which case each Party agrees to consult with the other Parties prior to any such disclosure as to the form and content of such disclosure), no press releases or other releases of information (including any Person's name or identity as an investor in the Surviving Corporation) related to this Agreement or the transactions contemplated hereby will be issued or released prior to, at or following the Closing without the consent of the Company or the Surviving Corporation, as the case may be, the Purchasers and the Seller.

                  9D. NON-COMPETE; NON-SOLICITATION.

                           (i) The Seller acknowledges that it is familiar with the trade secrets of the Company and with other confidential information concerning the Company, including all (a) inventions, technology and research and development of the Company, (b) customers and clients and customer and client lists of the Company, (c) products (including products under development) and services of the Company and related costs and pricing structures and manufacturing techniques, (d) accounting and business methods and practices of the Company and (e) similar and related confidential information and trade secrets of the Company. The Seller further acknowledges that its services have been and shall be of special, unique and extraordinary value to the Company and the Surviving Corporation and that it has been substantially responsible for the growth and development of the Company and the creation and preservation of the Company's goodwill. The Seller acknowledges and agrees that the Company and the Surviving Corporation would be irreparably damaged if the Seller were to compete with the Surviving Corporation or engage in a similar business and that such competition by the Seller would result in a significant loss of goodwill by the Surviving Corporation. The Seller further acknowledges and agrees that the covenants and agreements set forth in this Paragraph 9D were a material inducement to the Purchasers to enter into this Agreement and to perform their obligations hereunder, and that the Purchasers would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if the Seller breached the provisions of this Paragraph 9D. Therefore, in further consideration of the Repurchase Price to be paid to the Seller hereunder for the Repurchased Shares (which Repurchase Price is being funded in part with the proceeds from the Merger hereunder) and the goodwill of the Company sold by the Seller, the Seller agrees that until the fourth anniversary of the date of the Closing of the transactions pursuant to this Agreement, the Seller shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the world in any business engaged or involved in providing cleaning and related services in connection with "clean room" environments including parts cleaning, clean room cleaning and disaster recovery services as such businesses are conducted by the Surviving Corporation as of the Closing Date or by the Company immediately prior to the Closing Date in the semiconductor, electronics, biotechnology and pharmaceutical industries, in the manufacture and sale of surface particle detectors and fan filter units or in the business of data room center cleaning; PROVIDED THAT nothing herein shall prohibit the Seller's continuing ownership of the Surviving Corporation or the Seller from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as the Seller has no active participation in the business of such Person.

                           (ii) For so long as the Seller has continuing obligations under Paragraph 9D(i) above, the Seller shall not directly, or indirectly through another entity, (a) induce or attempt to induce any employee of the Surviving Corporation or any of its Subsidiaries to leave the employ of the Surviving Corporation or such Subsidiary, or in any way interfere with the relationship between the Surviving Corporation or any of its Subsidiaries and any employee thereof, (b) hire any person who was a salaried employee of the Surviving Corporation or any of its Subsidiaries at any time during the six month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the Parties so as to avoid any disputes under this Paragraph 9D(ii) that any such hiring within such six month period is in violation of clause (a) above), or
         (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Surviving Corporation or any of its Subsidiaries to cease doing business with the Surviving Corporation or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Surviving Corporation or any of its Subsidiaries (including making any negative statements or communications about the Surviving Corporation or any of its Subsidiaries).

                           (iii) If, at the time of enforcement of the covenants contained in this Paragraph 9D (the "RESTRICTIVE COVENANTS"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. The Seller has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Surviving Corporation's business and the substantial investment in the Surviving Corporation made by the Purchasers hereunder. The Seller further acknowledges and agrees that the Restrictive Covenants are being entered into by the Seller solely in connection with the sale by the Seller of the goodwill of the Surviving Corporation's business and not directly or indirectly in connection with any other relationship with the Surviving Corporation.

                           (iv) If the Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Surviving Corporation shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Surviving Corporation at law or in equity:

                           (a) the right and remedy to have the Restrictive
                  Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Surviving Corporation and that money damages would not provide an adequate remedy to the Surviving Corporation; and

                           (b) the right and remedy to require the Seller to
                  account for and pay over to the Surviving Corporation any profits, monies, accruals, increments or other benefits derived or received by the Seller as the result of any transactions constituting a breach of the Restrictive Covenants.

                           (v) In the event of any breach or violation by the Seller of any of the Restrictive Covenants, the time period of such covenant with respect to the Seller shall be tolled until such breach or violation is resolved.

                  9E. CONFIDENTIALITY. The Company or the Surviving Corporation, as the case may be, and the Seller shall return to the Purchasers and keep confidential all information and materials regarding any of the Purchasers (except to the extent (i) disclosure of such information is required by law, (ii) the information was previously known to the Company or the Seller or (iii) the information becomes publicly known except through the actions or inactions of the Company or the Seller). If the transactions contemplated hereby are consummated, the Seller agrees not to disclose or use at any time, any confidential information relating to the Purchasers, the Company or the Surviving Corporation (whether or not such information is or was developed by the Seller), except to the extent that such disclosure or use is directly related to and required by the performance of the Seller's duties to the Company. The Seller further agrees to take all appropriate steps to safeguard such confidential information relating to the Purchasers, the Company or the Surviving Corporation and to protect it against disclosure, misuse, espionage, loss and theft. In the event any Seller is required by law to disclose any confidential information relating to the Purchasers, the Company or the Surviving Corporation, the Seller shall promptly notify the Purchasers, if prior to the Closing, or the Surviving Corporation, if after the Closing, in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and shall cooperate with the Surviving Corporation to preserve the confidentiality of such information consistent with applicable law.

                  9F. INTELLECTUAL PROPERTY RIGHTS PROTECTION. The Seller shall provide the Surviving Corporation and its successors, assigns or other legal representatives full cooperation and assistance at the Surviving Corporation's request and expense in the protection of all Intellectual Property Rights used by the Company or the Surviving Corporation or any of its Subsidiaries against any claims or demands of invalidity or unenforceability, and in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceeding that may arise in connection with the Company's right, title and interest in and to such Intellectual Property Rights, including execution and delivery of any and all affidavits, testimonies, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required.

                  9G. DISPUTE RESOLUTION.

                           (i) In the event of any dispute or disagreement between the Parties following the Closing as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, the matter, upon the written request of any Party, shall be referred to representatives of the Parties for decision (the "REPRESENTATIVES"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of the Parties shall be free to exercise the remedies available to it under Paragraph 9G(ii) below.

                           (ii) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the transactions arising hereunder that cannot be resolved by negotiation pursuant to Paragraph 9G(i) above shall be settled exclusively by arbitration in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association (the "INSTITUTE") as in effect from time to time (except as otherwise provided herein) by one independent and impartial arbitrator who shall be selected by the Seller and the Purchasers in accordance with such Rules. Notwithstanding anything to the contrary provided in Paragraph 11M hereof, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1 ET SEQ. The fees and expenses of the Institute and the arbitrator shall be shared equally by the two opposing parties actually involved in the dispute and advanced by them from time to time as required; PROVIDED THAT at the conclusion of the arbitration, the arbitrator shall award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts) and interest at the Applicable Rate to the prevailing Party or Parties. The arbitrator shall permit and facilitate such discovery as the Party initiating such claim shall reasonably request. The arbitrator shall render his or her award within 90 days of the conclusion of the arbitration hearing. The arbitrator shall be expressly empowered to determine the amount of any Losses subject to indemnification hereunder in accordance with the terms and provisions of this Agreement. Notwithstanding anything to the contrary provided in this Paragraph 9G(ii) and without prejudice to the above procedures, any Party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such Party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review (absent manifest error), and judgment thereon may be entered in any court of competent jurisdiction. Notwithstanding anything to the contrary provided in Paragraph 9G(i) or this Paragraph 9G(ii), the Surviving Corporation or the Purchasers may elect to enforce any of the provisions of Paragraphs 9D or 9E or the Exhibits attached hereto by application to a court of competent jurisdiction for equitable or legal relief (including damages or injunctive relief) rather than pursuant to the above procedures.

                  9H. FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Paragraph 9B above).

                  9I. ERISA COVENANTS

                  (i) Prior to or as of the Closing Date, the Seller shall make to the "MPW Industrial Services Savings Plan" (the "SELLER 401(k) PLAN") all salary reduction, employer matching and pro-rated employer profit-sharing contributions (determined without application of end-of-year service requirements, if any) attributable to employees of the Company (and beneficiaries thereof) who are participants in the Seller 401(k) Plan (the "TRANSFERRED PARTICIPANTS"). On or as soon as practicable following the Closing Date, the Surviving Corporation shall establish a defined contribution plan intended to be qualified under Section 401(a) of the Code (the "COMPANY 401(k) PLAN") which shall contain such provisions as are necessary so that a transfer of assets from the Seller 401(k) Plan to the Company 401(k) Plan will comply with Section 411(d)(6) of the Code. As soon as practicable following the establishment of the Company 401(k) Plan, in accordance with the applicable provisions of Section 414(l) of the Code, the Seller shall cause the assets of the Seller 401(k) Plan attributable to the accounts (whether or not vested) of each Transferred Participant to be transferred by the trustee of the Seller 401(k) Plan to the trustee of the Company 401(k) Plan. Except to the extent specifically agreed by the Surviving Corporation, the transfer of assets from the Seller 401(k) Plan to the Company 401(k) Plan made pursuant to the terms of this Agreement shall be in cash (except that any promissory notes or other evidences of Indebtedness with respect to outstanding loans under the Seller 401(k) Plan made to any Transferred Participant shall also be transferred), and shall be made as of and as soon as practicable after a valuation date under the Seller 401(k) Plan occurring coincident with or immediately following the Closing Date, or as of such later valuation date as may be mutually selected by the Seller and the Surviving Corporation. Such transfer shall account appropriately for investment experience during the period from the applicable valuation date to the actual date of transfer (the "TRANSFER DATE"). From the Closing Date until the Transfer Date, the Surviving Corporation shall make continuous payroll deductions each pay period from the pay of each Transferred Participant who has a loan(s) outstanding from the Seller 401(k) Plan of amounts sufficient to pay the installment payments of principal and interest on each such loan as required by the promissory note or other evidence of Indebtedness relating to such loan. Such deducted amounts shall be paid by the Surviving Corporation to the trustee of the Seller 401(k) Plan, whom the Seller shall direct to accept such payments for a credit against such loans.

                  (ii) Seller shall be solely responsible for satisfying the continuation coverage requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") for all employees and former employees of the Company (and any dependents of such employees and former employees) who are receiving COBRA continuation coverage as of the Closing Date or who are entitled to elect such coverage on account of a qualifying event occurring on or before the Closing Date; and Seller shall be solely responsible for providing any and all long-term disability benefits (and all other pension and/or welfare benefits to which any such person is entitled on account of disability after becoming eligible for such long-term disability benefits) which become payable on or after the Closing Date to any employee or former employee of the Company who was disabled or was in a disability waiting period as of the Closing Date.

                  Section 10. TERMINATION.

                  10A. CONDITIONS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (i) by the mutual written consent of the Parties;

                           (ii) by the Purchasers if there has been a material misrepresentation, material breach of warranty or material breach of a covenant by the Company or the Seller in the representations and warranties or covenants set forth in this Agreement or the

         Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten days after written notification thereof by the Purchasers to the Company and the Seller;

                           (iii) by the Company and the Seller if there has been a material misrepresentation, material breach of warranty or material breach of covenant by the Purchasers in the representations and warranties or covenants set forth in this Agreement or the Schedules and Exhibits attached hereto, which in the case of any breach of covenant has not been cured within ten days after written notification thereof by the Company and the Seller to the Purchasers;

                           (iv) by the Purchaser if any Termination Triggering Event (as defined in ANNEX I hereto) shall have occurred or if the transactions contemplated hereby have not been consummated by August 25, 2000; or

                           (v) by the Company and the Seller if the transactions contemplated hereby have not been consummated by August 25, 2000 and, as of the date of termination pursuant to this clause (v), no Termination Triggering Event has occurred;

PROVIDED, FURTHER, THAT the Party electing termination pursuant to clause (iv) of this Paragraph 10A is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the Schedules and Exhibits attached hereto. In the event of termination by either the Purchasers or the Company and the Seller pursuant to this Paragraph 10A, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other Parties.

                  10B. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Purchasers or the Company and the Seller as provided above, this Agreement shall forthwith become void and of no further force and effect, except that the covenants and agreements set forth in the last two sentences of Paragraph 4J and Paragraphs 9E, 10A, 10B, 11A, 11B, 11D, 11E, 11F, 11G, 11H, 11I, 11J, 11L, 11M, 11N and 11O shall survive such termination indefinitely, and except that nothing in Paragraph 10A or this Paragraph 10B shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

                  Section 11. MISCELLANEOUS.

                  11A. FEES AND EXPENSES. Each Party shall pay all of its own fees and expenses (including fees and expenses of legal counsel, accountants, investment bankers and other representatives and consultants) in connection with this Agreement and the consummation of the transactions contemplated hereby; it being understood that the fees, costs and expenses incurred by the Company or the Seller, as the case may be, in connection with satisfying the conditions set forth in Section 2 above (e.g., obtaining permits and authorizations, making filings or obtaining third party and shareholder consents and approvals pursuant to such Section) shall be the sole responsibility of the Seller; PROVIDED THAT
(i) upon the consummation of the Closing hereunder, the Surviving

Corporation shall reimburse the Purchasers for such fees and expenses or (ii) if this Agreement is terminated pursuant to Section 10A(iv), the Company and the Seller shall reimburse the Purchasers for such fees and expenses. If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorneys' fees and expenses) from the Party against which such action or proceeding is brought in addition to any other relief to which such prevailing Party may be entitled.

                  11B. REMEDIES. Each Party shall have all rights and remedies set forth in this Agreement and the Articles of Incorporation and all rights and remedies which such Party has been granted at any time under any other agreement or contract executed in connection with the transactions contemplated hereby and, with respect to any additional rights the Purchasers may have against the other, all of the rights which such Party has under applicable law. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

                  11C. CONSENT TO AMENDMENTS. This Agreement may be amended, or any provision of this Agreement may be waived; PROVIDED THAT any such amendment or waiver shall be binding upon the Company only if set forth in a writing executed by the Company and referring specifically to the provision alleged to have been amended or waived, any such amendment or waiver shall be binding upon the Seller only if set forth in a writing executed by the Seller and referring specifically to the provision alleged to have been amended or waived, and any such amendment or waiver shall be binding upon the Purchasers only if set forth in a writing executed by the Purchasers and referring specifically to the provision alleged to have been amended or waived. No course of dealing between or among the Parties shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

                  11D. SUCCESSORS AND ASSIGNS.

                           (i) This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the Parties hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the Parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any party, without the prior written consent of the other parties. The Seller shall not transfer or assign its rights, duties or obligations hereunder or any part thereof to any other person or entity without the prior consent of the other parties hereto; PROVIDED that the Seller will have the right to assign its rights, duties and obligations hereunder to an Affiliate controlled by the Seller, on the one hand, or Monte R. Black and

         Ira O. Kane, on the other hand; PROVIDED, FURTHER, that for any assignment made pursuant to the first proviso of this sentence the Seller shall remain liable for all of its obligations hereunder.

                           (ii) Notwithstanding the foregoing, each Purchaser may (at any time prior to the Closing), in their sole discretion, assign in whole or in part its rights but not its obligations pursuant to this Agreement (including the right to purchase any New Series A Preferred or New Common Stock) to one or more of its Affiliates or for collateral security purposes to any lender providing financing to the purchaser, and the Purchasers may, in their sole discretion, direct the Company to convey any New Series A Preferred or New Common Stock to one or more of its Affiliates or such lender subject to compliance with applicable securities laws. In connection with any such assignment, the Purchasers shall cause the prospective assignee to execute and deliver to the Parties a counterpart to this Agreement and the Shareholders Agreement and an acknowledgment by such Person agreeing to be bound by all terms and provisions hereof as a "Purchaser" hereunder and as an "Investor" and "Shareholder" under the Shareholders Agreement. The Purchasers and, following the Closing, the Surviving Corporation and its Subsidiaries may assign this Agreement and its rights and obligations hereunder in connection with a merger or consolidation involving the Surviving Corporation or any of its Subsidiaries or in connection with a sale of stock or assets of the Surviving Corporation or any of its Subsidiaries or other disposition of the Surviving Corporation or any of its Subsidiaries.

                  11E. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  11F. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

                  11G. DESCRIPTIVE HEADINGS; INTERPRETATION. The headings and captions used in this Agreement and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation." The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  11H. ENTIRE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

                  11I. NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

                  11J. SCHEDULES. Except as otherwise provided herein, nothing in any Schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. Except as otherwise provided herein, no exceptions to any representations or warranties disclosed on one Schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the substance of such exception is disclosed as provided herein on each such other applicable Schedule or a specific cross-reference to a disclosure on another Schedule is made.

                  11K. TAX MATTERS. The following provisions shall govern the allocation of responsibility as between Purchaser and Seller for certain tax matters following the Closing Date:

                           (i) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of or including the Company for any taxable year (including any short taxable year) ending on or before the Closing Date, including, without limitation, all consolidated, combined or unitary Tax Returns for any group of which Seller was the common parent and the Company was a member prior to the Closing. All such Tax Returns shall be prepared in a manner consistent with past practices insofar as they relate to the Company except to the extent otherwise required by applicable law. Seller shall pay, and shall indemnify and hold each of the Company Parties harmless against, all Taxes relating to any taxable period ending on or before the Closing Date (including, without limitation, any Taxes arising under Treas. Regs. Sections 1.502-13 or 1.1502-19 (or any corresponding provision of state or local income tax law) as a result of the Company ceasing to be a member of Seller's consolidated group) except to the extent such Taxes are reflected as a liability in Actual Net Working Capital. Seller shall not amend any Tax Return it is required to file pursuant to this Paragraph 11K(i) if such amended filing would adversely affect the Tax liability of any of the Company Parties for any taxable period (or portion thereof) beginning after the Closing Date, unless each of the

         Company Parties that would be so adversely affected has consented in writing to such amendment.

                           (ii) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns of or including the Company for any taxable year (including any short taxable year) ending after the Closing Date. Any such Tax Return that includes any taxable period (or portion thereof) ending on or prior to the Closing Date shall be prepared in a manner consistent with past practices insofar as they relate to the Company except to the extent otherwise required by applicable law. Seller shall indemnify and hold each of the Company Parties harmless against all Taxes of the Company relating to any taxable period (or portion thereof) ending on or before the Closing Date except to the extent such Taxes are reflected as a liability in Actual Net Working Capital, and Seller will promptly reimburse the Company for the amount of all such Taxes paid by the Company relating to any such taxable period (or portion thereof). For purposes of this Paragraph 11K, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date.

                           (iii) COOPERATION ON TAX MATTERS. Except as otherwise provided herein, the Parties shall at their own cost cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Paragraph 11K and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Company or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Sellers, as the case may be, shall allow the other Party to take possession of such books and records.

                           (iv) TAX CONTROVERSIES.

                           (a) TAXES OTHER THAN UNITED STATES FEDERAL INCOME
                  TAXES. The Purchaser or the Company shall give prompt notice to Seller of the assertion of any claim, or the commencement of any suit, action or proceeding with respect to any Tax liability for which Seller is responsible under Paragraph 11K(i) or (ii), and shall give Seller such information with respect thereto as Seller may reasonably request. Seller may, at its own expense, participate in and, upon notice to the Purchaser, assume the defense of any such suit, action or proceeding (but only with respect to the contested matter or matters giving rise to the Tax liability for which Seller is responsible), PROVIDED THAT (I) Seller's counsel is reasonably acceptable to the Purchaser, (II) Seller shall thereafter consult with the Purchaser or the Company upon either such Party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding, and
                  (III) Seller shall not, without the Purchaser's consent, agree to any settlement with respect to any Tax if such settlement could adversely affect any Tax liability of any of the Company Parties with respect to any taxable period (or portion thereof) beginning after the Closing Date. If Seller assumes such defense, the Purchaser and the Company shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by Seller. Seller shall be liable for the fees and expenses of counsel employed by the Purchaser or the Company for any period during which Seller has not assumed the defense thereof. Whether or not Seller chooses to defend or prosecute any claim, all of the Parties shall cooperate in the defense or prosecution thereof.

                           (b) UNITED STATES FEDERAL INCOME TAXES. For any
                  taxable period in which the Company was properly includable in the United States federal income Tax consolidated group of which Seller was the common parent, Seller shall control the defense of any claim, suit, action, audit, or proceeding with respect to any liability of the members of such group for United States federal income Taxes, provided that Seller shall not, without Purchaser's consent, agree to any settlement with respect to any such United States federal income Tax if such settlement could adversely affect any Tax liability of any of the Company Parties with respect to any taxable period (or portion thereof) beginning after the Closing Date.

                           (v) TAXES OF OTHER PERSONS. Seller shall indemnify and hold each of the Company Parties harmless against any Tax imposed on the Company by reason of (a) the Company having been a member of any Affiliated Group on or prior to the Closing Date (including as a result of the application of Treasury Regulation Section 1.1502-6 or any corresponding provision of state, local or foreign Tax law) and (b) any obligation of the Company to pay the Taxes of any other Person as a result of (I) any agreement or contract to which the Company became a party prior to the Closing or (II) the Company being a successor to any other Person.

                           (vi) TAX SHARING AGREEMENTS. All tax-sharing agreements or similar agreements with respect to or involving the Company or any of its Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any Liability thereunder.

                           (vii) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any gains tax, transfer tax and any similar tax imposed in any state or subdivisions), shall be paid by Seller, and the Company will, at Seller's expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                  11L. SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                  11M. GOVERNING LAW. The corporate law of the State of Ohio shall govern all issues and questions concerning the relative rights and obligations of the Company and the Surviving Corporation and the holders of their respective equity securities. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Schedules and Exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all Schedules and Exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                  11N. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid), upon machine-generated acknowledgment of receipt after transmittal by facsimile or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Purchasers, the Seller and the Company at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

              THE COMPANY (PRIOR TO THE CLOSING):

              Pentagon Technologies Group, Inc.
              210 Hammond Avenue
              Fremont, CA 94539
              Attn:    Frank A. McBride III
              Tel:     (800) 379-3361
              Fax:     (510) 440-0280

                       WITH A COPY TO:
                       (which shall not constitute notice to the Company)

                       MPW Industrial Services Group, Inc.
                       9711 Lancaster Road S.E.
                       Hebron, OH 43025
                       Attn:    General Counsel
                       Tel:     (800) 827-8790
                       Fax:

                       Jones, Day, Reavis & Pogue
                       1900 Huntington Center
                       Columbus, OH 43215
                       Attn:    Randall M. Walters
                                Rodd B. Lape
                       Tel:     (614) 469-3939
                       Fax:     (614) 461-4198

              THE COMPANY (AFTER THE CLOSING):

              Pentagon Technologies Group, Inc.
              210 Hammond Avenue
              Fremont, CA 94539
              Attn:    Frank A. McBride III
              Tel:     (800) 379-3361
              Fax:     (510) 440-0280

                       WITH COPIES TO:
                       (which shall not constitute notice to the Company)

                       MPW Industrial Services Group, Inc.
                       9711 Lancaster Road S.E.
                       Hebron, OH 43025
                       Attn:    General Counsel
                       Tel:     (800) 827-8790
                       Fax:     (740) 928-1077

                       Jones, Day, Reavis & Pogue
                       1900 Huntington Center
                       Columbus, OH 43215
                       Attn:    Randall M. Walters
                                Rodd B. Lape
                       Tel:     (614) 469-3939
                       Fax:     (614) 461-4198

                       Baird Capital Partners
                       227 West Monroe Street
                       Suite 2100
                       Chicago, IL 60606
                       Attn:    Paul J. Carbone
                                C. Andrew Brickman
                       Tel:     (312) 609-4702
                       Fax:     (312) 609-4707

                       Baird Capital Partners
                       401 East Jackson Street
                       Suite 2900
                       Tampa, FL 33602
                       Attn:     Brian W. Anderson
                       Tel:     (813) 221-3030
                       Fax:     (813) 273-8279

                       Kirkland & Ellis
                       200 East Randolph Drive
                       Chicago, Illinois 60601
                       Attn:    James L. Learner, P.C.
                                Wendy L. Chronister
                       Tel:     (312) 861-2000
                       Fax:     (312) 861-2200

              SELLER:

              MPW Management Services Corp.
              MPW Industrial Services Group, Inc.
              9711 Lancaster Road S.E.
              Hebron, OH 43025
              Attn:    General Counsel
              Tel:     (800) 827-8790
              Fax:     (740) 928-1077

                       WITH A COPY TO:
                  (which shall not constitute notice to MPW)

                       Jones, Day, Reavis & Pogue
                       1900 Huntington Center
                       Columbus, OH 43215
                       Attn:    Randall M. Walters
                                Rodd B. Lape
                       Tel:     (614) 469-3939
                       Fax:     (614) 461-4198

              SUB:

              Pentagon Merger Sub, Inc.
              c/o Baird Capital Partners
              227 West Monroe Street
              Suite 2100
              Chicago, IL 60606
              Attn:    Paul J. Carbone
                       C. Andrew Brickman
              Tel:     (888) 792-0477
              Fax:     (312) 609-4707

              Baird Capital Partners
              401 East Jackson Street
              Suite 2900
              Tampa, FL 33602
              Attn:     Brian W. Anderson
              Tel:     (813) 221-3030
              Fax:     (813) 273-8279

                       WITH A COPY TO:
                       (which shall not constitute notice to Sub)

                       Kirkland & Ellis
                       200 East Randolph Drive
                       Chicago, Illinois 60601
                       Attn:    James L. Learner, P.C.
                                Wendy L. Chronister
                       Tel:     (312) 861-2000
                       Fax:     (312) 861-2200

         THE PURCHASERS:

         Baird Capital Partners
         227 West Monroe Street
         Suite 2100
         Chicago, IL 60606
         Attn:    Paul J. Carbone
                  C. Andrew Brickman
         Tel:     (888) 792-0477
         Fax:     (312) 609-4707

         Baird Capital Partners
         401 East Jackson Street
         Suite 2900
         Tampa, FL 33602
         Attn:     Brian W. Anderson
         Tel:     (813) 221-3030
         Fax:     (813) 273-8279

                  WITH COPY TO:
                  (which shall not constitute notice to the Purchasers)

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attn:    James L. Learner, P.C.
                           Wendy L. Chronister
                  Tel:     (312) 861-2000
                  Fax:     (312) 861-2200

                  11O. NO STRICT CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

                           *     *     *      *     *

                  IN WITNESS WHEREOF, the parties hereto have executed this Recapitalization Agreement on the date first written above.


                           PENTAGON TECHNOLOGIES GROUP, INC.

                                    By:        /s/ Daniel P. Buettin
                                             -----------------------------------

                                    Its:       Vice President and CFO
                                             -----------------------------------


                           MPW INDUSTRIAL SERVICES GROUP, INC.

                                    By:        /s/ Daniel P. Buettin
                                             -----------------------------------

                                    Its:       Vice President and CFO
                                             -----------------------------------


                           MPW MANAGEMENT SERVICES CORP.

                                    By:        /s/ Daniel P. Buettin
                                             -----------------------------------

                                    Its:       Vice President and CFO
                                             -----------------------------------


                           PENTAGON MERGER SUB, INC.

                                    By:        /s/ Brian W. Anderson
                                             -----------------------------------

                                    Its:       Vice President
                                             -----------------------------------


                           BAIRD CAPITAL PARTNERS III LIMITED
                           PARTNERSHIP

                                    By:      Baird Capital Partners Management
                                             Company III, L.L.C.

                                    By:        /s/ Brian W. Anderson
                                             -----------------------------------

                                    Its:       Senior Vice President
                                             -----------------------------------


                 [Signature Page to Recapitalization Agreement]

                           BCP III SPECIAL AFFILIATES LIMITED
                           PARTNERSHIP

                                    By:      Baird Capital Partners Management
                                             Company III, L.L.C.

                                    By:        /s/ Brian W. Anderson
                                             -----------------------------------

                                    Its:       Senior Vice President
                                             -----------------------------------


                           BCP III AFFILIATES FUND LIMITED
                           PARTNERSHIP

                                    By:      Baird Capital Partners Management
                                             Company III, L.L.C.

                                    By:        /s/ Brian W. Anderson
                                             -----------------------------------

                                    Its:       Senior Vice President
                                             -----------------------------------


                 [Signature Page to Recapitalization Agreement]